UNITED STATES

                      SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C. 20549

                                    FORM SB-2



                               FIFTH AMENDMENT TO



            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933


                        SPONGETECH DELIVERY SYSTEMS, INC.
                        ---------------------------------
                           (Name of small business
                            issuer in its charter)

    Delaware                           2840                     54-2077231
-----------------------      ----------------------------   -------------------
(State of incorporation      (Primary Standard Industrial    (I.R.S. Employer
   or jurisdiction           Classification Code Number)   Identification No.)
   of organization)

        1350 Broadway, Suite 210, New York, New York 10018 (718) 520-0186
--------------------------------------------------------------------------------
         (Address and telephone number of principal executive offices)

   1350 Broadway, Suite 210, New York, New York 10018 (718) 520-0186
--------------------------------------------------------------------------------
(Address of principal place of business or intended principal place of business)

              Michael L. Metter, Spongetech Delivery Systems, Inc.
        1350 Broadway, Suite 210, New York, New York 10018 (718) 520-0186
--------------------------------------------------------------------------------
          (Name, address, and telephone number of agent for service)

    Copies to:
    Joel Pensley, Esq.
    211 Schoolhouse Road
    Norfolk, Connecticut 06058
    Phone: (212) 595-4955
    Fax:   (212) 898-1266

     APPROXIMATE DATE OF PROPOSED SALE TO THE PUBLIC: From time to time after the effective date of the registration statement until such time that all of the shares of common stock registered hereunder have been sold.

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. /x/

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

     If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

     If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. / /

                           ------------------------

                        CALCULATION OF REGISTRATION FEE

                                           Proposed     Proposed
     Title of                               Maximum     Maximum
  Each Class of                   Amount   Offering    Aggregate     Amount of
Securities Being                  Being    Price Per    Offering   Registration
   Registered                  Registered  Share (1)    Price(1)        Fee
-------------------------------------------------------------------------------

Shares of common stock
owned by existing
stockholders                   4,485,000    $  0.70   $ 3,139,500   $  288.83

Resale of Shares of Common
Stock Underlying "A" Warrants  1,000,000 (2)   0.50       500,000       46.00

Resale of Shares of Common
Stock Underlying "B" Warrants  1,000,000 (2)   0.75       750,000       69.00

Resale of Shares of Common
Stock Underlying "C" Warrants  1,000,000 (2)   1.00     1,000,000       92.00

                                                      -----------    --------
TOTAL                                                 $ 4,589,500    $ 495.83

(1) Estimated solely for the purposes of computing the registration fee pursuant to Rule 457.

(2) Pursuant to Rule 416 there are also registered hereby such additional number of shares as may become issuable by reason of the anti-dilution provisions of the Class A, Class B and Class C redeemable warrants. These additional shares are not issuable by reason of the anti-dilution provisions of other derivative securities we may issue in the future.

     The registrant hereby amends the registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that the registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

    The information in this prospectus is not complete and may be changed.
    ----------------------------------------------------------------------
these securities may not be sold until the registration statement filed with the
--------------------------------------------------------------------------------
Securities and Exchange Commission is effective. This prospectus is not an offer
--------------------------------------------------------------------------------
to sell, nor does it seek an offer to buy, these securities in any state where
------------------------------------------------------------------------------
the offer or sale is not permitted.
-----------------------------------

Subject to completion: Dated: March 15, 2004

PROSPECTUS
                        SPONGETECH DELIVERY SYSTEMS, INC.
                        7,485,000 SHARES OF COMMON STOCK

     This prospectus relates to the resale by selling stockholders of 4,485,000 shares of our common stock presently owned by selling stockholders, and the resale by Colebrook, Inc. of the 3,000,000 shares of our common stock underlying our common stock purchase warrants which it owns. The offering will expire two years from the date of the prospectus. None of our securities trades on any securities market. Selling securityholders must sell their shares at $.70 per share until a securities market quotes the shares. Thereafter, selling securityholders, who are not affiliates, may sell their shares at market prices or at privately negotiated prices. Selling securityholders who are affiliates must sell their shares at $.70 per share for the duration of the offering. We will not receive any of the proceeds from the sale of the shares by the selling stockholders. We have not retained any underwriter in connection with the sale of our securities. We have paid, or are obligated to pay, on behalf of the selling stockholders, the expenses of the offering which we estimate at $116,055.

  Of the shares registered:
     o    4,485,000 are currently outstanding, and
     o    3,000,000 shares are issuable upon the exercise of warrants.

     The warrants are exercisable from the date our common stock commences to trade on the OTC Bulletin Board or other national securities market as follows:
o 1,000,000 Class "A" Warrants exercisable at $.50 per warrant or an aggregate of $500,000, exercisable for a period of three months;
o 1,000,000 Class "B" Warrants exercisable at $.75 per warrant or an aggregate of $750,000 exercisable for a period of six months; and
o 1,000,000 Class "C" Warrants exercisable at $1.00 per warrant or an aggregate of $1,000,000 exercisable for a period of nine months.

     Colebrook may use this prospectus in connection with sales of up to 3,000,000 shares of our common stock underlying the warrants.

     As you review the prospectus, you should carefully consider the matters
     -----------------------------------------------------------------------
described in "Risk Factors" beginning on page 6.
------------------------------------------------

     Neither the Securities and Exchange Commission nor any state securities
     -----------------------------------------------------------------------
commission has approved or disapproved of these securities or passed on the
---------------------------------------------------------------------------
accuracy or adequacy of the prospectus. Any representation to the contrary is
-----------------------------------------------------------------------------
a criminal offense.
-------------------

           The date of the prospectus is                  , 2004.

                              TABLE OF CONTENTS
                                                                        PAGE
                                                                        ----
Prospectus Summary.....................................................   3
The Offering...........................................................   4
Summary Financial Information..........................................   5
Risk Factors...........................................................   6
Capitalization.........................................................   9
Dividend Policy........................................................   9
Management's Discussion and Analysis of Financial Condition
 and Results of Operations.............................................   9
Business...............................................................  14
Management.............................................................  18
 Executive Officers and Directors......................................  18
 Director Compensation.................................................  20
 Executive Compensation................................................  21
 Indemnification of directors and executive office
   and limitation of liability.........................................  22
Certain Related Party Transactions.....................................  23
Principal Stockholders.................................................  25
Description of Securities..............................................  27
 Common Stock..........................................................  27
 Preferred Stock.......................................................  28
 Common Stock Purchase Warrants........................................  28
 Reports to Stockholders...............................................  29
 Transfer Agent........................................................  29
Selling Stockholders...................................................  29
Plan of Distribution of Shares of Existing Stockholders ...............  31
Colebrook's Plan of Distribution.......................................  32
Shares Eligible for Future Sale........................................  33
Where You Can Find More Information....................................  34
Legal Proceedings......................................................  34
Legal Matters..........................................................  34
Experts................................................................  34
Index to Financial Statements..........................................  F-1
Financial Statements...................................................  F-2



                           ------------------------

     You may rely only on the information contained in the prospectus. We have not authorized anyone to provide information different from that contained in this prospectus. Neither the delivery of this prospectus nor sale of common stock means that information contained in the prospectus is correct after the date of the prospectus. This prospectus is not an offer to sell or solicitation of an offer to buy these shares of common stock in any circumstances under which the offer or solicitation is unlawful.

                              PROSPECTUS SUMMARY


     We design, produce, market and distribute cleaning products for vehicular use utilizing patented technology relating to sponges containing hydrophilic, which are liquid absorbing, foam polyurethane matrices. Our products can be pre-loaded with detergents and waxes which are absorbed in the core of the sponge then released gradually during use. We have also designed and have started to test market, but have not yet produced or sold, products using the same hydrophilic technology for bath and home use. We license the rights to manufacture and sell our products from H.H. Brown Shoe Technologies, Inc. d/b/a Dicon Technologies, the holder of the relevant patents relating to the hydrophilic sponges.


     We were incorporated in New York State on July 18, 1999 under the name Romantic Scents, Inc. as a wholly-owned subsidiary of RM Enterprises International, Inc. We changed our name to RSI Enterprises, Inc. on June 12, 2001.

     From our inception until December 2000, we, under the corporate name Romantic Scents, and, subsequently, under the name, RSI Enterprises, were involved in the distribution of bath and beauty products. We decided to leave the bath and beauty product business to focus on the development and sale of cleaning products based on hydrophilic sponges.

     As part of a plan of recapitalization and funding, we undertook a series of steps:

o On July 15, 2002, we, as RSI Enterprises, entered into a stock purchase agreement with Nexgen Acquisitions VIII, Inc. under which our sole stockholder, RM Enterprises International, received 12,000,000 shares of Nexgen Acquisitions VIII, Inc. and thereby became its majority stockholder. Nexgen Acquisitions VIII, Inc. changed its name to Spongetech Delivery Systems, Inc. on October 9, 2002.

o    On December 16, 2002, we changed our domicile to Delaware.

o On December 16, 2002, Spongetech Delivery Systems, Inc. (formerly Nexgen Acquisitions VIII, Inc.) merged with and into us so that we became the surviving company. Immediately subsequent to the merger, we changed our name to Spongetech Delivery Systems, Inc.

o On December 26, 2002, we, as Spongetech Delivery Systems, Inc., entered into a securities purchase agreement with Colebrook, Inc. The agreement was rescinded on June 2, 2003.

o On June 11, 2003, we sold an aggregate of 3,000,000 warrants to Colebrook for $1,000 under Section 4.2 of the Securities Act of 1933 to the Securities Act. The warrants were sold as units, each unit consisting of 1,000 "A", 1,000 "B" and 1,000 "C" Warrant at $1.00 per unit.

     We are registering the resale of common stock owned by present stock-holders. Selling securityholders may sell their shares at $.70 per share until the OTC Bulletin Board or other national securities market quotes the shares. Thereafter, selling securityholders, who are not affiliates, must sell their shares at market prices or at privately negotiated prices. Selling stockholders who are affiliates must sell their shares at $.70 per share for the duration of the offering. The only selling securityholders which are affiliates are Nexgen Holdings, Inc., and Renegade Consultants, Inc., beneficially owned by Joel Pensley, and Joel Pensley.

     We are also registering resale of the shares underlying the warrants purchased by Colebrook. On June 11, 2003, Colebrook purchased 1,000,000 Class "A", 1,000,000 Class "B" and 1,000,000 Class "C" warrants in units of 1,000 Class A, 1,000 Class B and 1,000 Class C Warrants at $1.00 per unit for an aggregate purchase price of $1,000. The warrants are exercisable from the date of common stock commences trading on the OTC Bulletin Board or other national securities market. The Class "A" Warrants are exercisable at $.50 per warrant for three months; the Class "B" Warrants are exercisable at $.75 per warrant for six months; and the Class "C" Warrants are exercisable at $1.00 for nine months. We used the $1,000 purchase price of the warrants for payment of office expenses. Colbrook may not exercise any warrants if by so exercising it would own in excess of 9.9% of our outstanding shares of common stock.


     We intend to use the proceeds from warrant exercise as follows (1):

                                           Exercise of
                             "A" Warrants       "B" Warrants      "C" Warrants
                             ------------       ------------      ------------

Product development (2)        $100,000          $300,000          $400,000
Marketing (3)                   100,000           300,000           400,000
Payment of accounts
  payable and indebtedness      100,000           150,000             -0-
Working Capital                 200,000             -0-             200,000
                               ---------        ----------       -----------
        Total:                 $500,000          $750,000        $1,000,000

---------------
(1) Assumes that all product development, marketing and accounts payable come from warrant exercise and not from operations.

(2) Products to be developed from prototype to manufacturing stages include household cleaning products and personal care products

(3)  Marketing will include infomercials and international markets.

     Our executive offices are located at: 1350 Broadway, Suite 210, New York, New York 10018; and our telephone number at that address is (718) 520-2186.

                                  THE OFFERING

Common stock outstanding.......... 18,985,000 shares

Shares offered by the selling
  stockholders who are holders
  of their shares as of the date
  of the prospectus..............  4,485,000 shares of common stock

Warrants outstanding.............. 3,000,000 warrants

Common stock outstanding after
 exercise of outstanding warrants. 21,985,000 shares

Use of  proceeds.................  The selling stockholders will receive the net proceeds and we will receive none of the pro-ceeds from the sale of the shares offered by the prospectus.

                          SUMMARY FINANCIAL INFORMATION


     The following table sets forth our summary financial data for the fiscal years ended May 31, 2003 and 2002, and for the six months ended November 30, 2003 and 2002, which are derived from our financial statements.

                                     Six Months Ended
                                        November 30,                     Year Ended May 31,
                                   2003            2002                 2003            2002
                                  ------          ------               ------          ------

Sales                         $      2,123      $    13,223      $     342,019     $     89,973
Cost of goods sold                   5,136            4,164            280,086          121,643
                                 ----------      -----------         ----------       ----------
Gross profit (loss)                 (3,013)           9,059             61,933          (31,670)
Operating expenses                  53,263           99,134            315,859           70,407
                                 ----------      -----------         ----------       ----------
Loss before income taxes           (56,276)         (90,075)          (253,926)        (102,077)
Income taxes                                            400                400              400
                                 -----------     -----------         ----------       ----------
Net loss                      $    (56,276)     $   (90,475)     $    (254,326)    $   (102,477)
                                 ===========     ===========         ==========       ==========
Net loss per share -
   Basic and diluted          $       (.00)     $      (.01)     $        (.01)    $       (.01)
                                 ===========     ===========         ==========       ==========
Weighted average common
   shares outstanding            18,985,000       18,660,000         18,321,666       12,000,000
                                ===========      ===========         ==========       ==========

                                    November 30, 2003         May 31, 2003
                                    -----------------          ------------
                                       unaudited
                                       ---------
Balance sheet data:

Total assets                          $  35,016               $     54,520
Total liabilities                       424,530                    387,758
Shareholders' equity (deficiency)      (389,514)                  (333,238)

                                  RISK FACTORS

     You should carefully consider the following factors in addition to the other information in this prospectus, including the financial statements and related notes, before investing in our common stock. These risk factors are all those which we believe are material to our business. Risks and uncertainties that we do not presently know about or that we currently believe are immaterial may also impair our business. If any of the following risks actually occurs, our business, financial condition or results of operations will most likely suffer and the trading price of our common stock could decline. In such case, you could lose all or part of your investment.

If we do not raise additional financing, there is a high risk that our business will fail.
--------------------------------------------------------------------------------

     We have suffered losses since our inception, have a significant stockholders' equity deficiency, have minimal cash, have a working capital deficiency and have only recently concluded our material purchase orders. If financing is not available or obtainable, our investors may lose a substantial portion or all of their investment and our business may fail. We sold our common stock purchase warrants to Colebrook. However, we can offer no assurance that Colebrook will exercise any of them or a sufficient number of our warrants to solve our financing needs. Consequently, we can provide no assurance that financing, when necessary, will be available at all, or if available, on acceptable terms. We have arranged for and received purchase order financing for our orders with TurtleWax. However, there is no assurance that a factor will advance funds for future purchase orders with TurtleWax or any other purchaser of our products. If we fail to raise additional funds, we will may unable to fulfill orders, market our products, or make molds for new products; and as a result our business may fail.

Our auditors have questioned our ability to continue as a going concern; and if we cannot raise funds or become profitable, we will be forced to suspend operations.
--------------------------------------------------------------------------------

     Our independent auditor's report letter which accompanies our financial statements states that our recurring net losses, working capital deficiency and stockholders' equity deficiency raise substantial doubt about our ability to continue as a going concern. If we are unable to increase our revenues while containing costs, or decreasing costs while maintaining revenues or raising substantial funds from third parties, we will be unable to continue as a going concern and will be forced to suspend operations.


We owe money to a major shareholder and a former employee. If either demands payment, we will be unable to continue as a going concern.
--------------------------------------------------------------------------------

     Our note in the principal amount of $51,930 originally due May 30, 2004 and extended to July 31, 2004 and advances of $73,600 due on demand both from RM Enterprises, our major shareholder, have been extended and are now payable December 31, 2004. A note in the principal amount of $25,000 ($32,629 including accrued interest) to Michael Sorrentino is payable on demand. Mr. Sorrentino has verbally agreed to extend the note until we have obtained third party funding either through the exercise of the warrants or from other sources. There is no assurance that sufficient funding to pay the notes and obligation can be secured on a timely basis. Failure to raise funds adequate to pay the notes will determine whether we can continue as a going concern.

The market place may be indifferent to our products; in which case our business will fail.
--------------------------------------------------------------------------------

     Our hydrophilic sponges, and products based on it, feature an internal structure which holds detergents and waxes which are released only when squeezed. However, potential users may be satisfied with the cleaners, waxes and applicators they are presently using. Thus, we may expend our financial and personnel resources on design, marketing and advertising without generating concomitant revenues. If we cannot generate sufficient revenues to cover our cost of overhead, manufacturing and operating, we will fail.

We presently depend on one customer for almost all of our sales. If that customer does not give us repeat orders, we will not be able to continue in business.
--------------------------------------------------------------------------------


     We have received five purchase orders for the supply of our automobile wash and wax product from TurtleWax. We are exploring the marketing our product in other marketing channels for our automobile cleanser and wax product and our child's bath and our home cleaning products. However, these channels have generated little revenues to date for our automobile product and no revenues for our other products. We can offer no assurance that they will ever be commercially viable. In the event we cannot deliver on orders to TurtleWax in the quantity or of the quality desired or TurtleWax does not enter into new purchase orders, we may have no existing business nor prospects for new business and our business would fail.


We depend on products made using one technology; and products using different technologies may attract customers jeopardizing our business prospects.
--------------------------------------------------------------------------------

     Our automobile cleaning and waxing product, our child's bath product and the household cleaning products depend on the use of licensed technology relating to sponges incorporating a hydrophilic (liquid absorbing) polyurethane matrix. A number of factors could limit our sales of these products, or the profitability of such sales, including competitive efforts by other manufacturers of similar products, shifts in consumer preferences or introduction and acceptance of alternative product offerings. We have not developed products using other technologies; and, thus, if our existing products or others based on the same technology fail in the marketplace, our business would fail.

Our license is limited to products for cleaning vehicles; and we may not be able to expand our business into the sale of other products using the same technology.
--------------------------------------------------------------------------------

     Our license agreement with Dicon is limited to hydophilic sponges used to clean and polish land, sea and air transportation vehicles. Our business plan calls for us to expand our product line using hydrophilic sponges to areas of personal hygiene and household cleaning. Although Dicon has orally agreed to expand our license to cover personal hygiene and household cleaning products and has produced samples of both products for us, we have no written assurance that Dicon will expand our exclusive license to include the products we plan on developing and marketing. If Dicon refuses to expand our license, we will be unable to expand into new areas and our growth will be limited.

The patents on our licensed technology may not be able to be defended against infringement; and, as a result, we may be unable to compete against companies selling products using the same technology as we do.
--------------------------------------------------------------------------------

     In the event a competitor uses our licensed technology, our licensor may not be able successfully to assert patent infringement claims. In that event, we may encounter direct competition using the same technology on which our products are based and we may not be able to compete. If we cannot compete with competitive products, our business will fail.

We depend on one manufacturer for all our products; and if that manufacturer is unwiling or unable to produce our orders in the quantities required and at the price and quality we require for sales, we will be unable to continue in business.
--------------------------------------------------------------------------------

     Our licensor is also our manufacturer. Our reliance on a sole supplier involves several risks, including our potential inability to obtain adequate supplies and reduced control over pricing and timely delivery. Although the timeliness, quality and pricing of deliveries from our licensor has been acceptable to date there can be no assurance that supplies will be available on an acceptable basis or that delays in obtaining new suppliers will not have an adverse effect. Our inability to obtain adequate supplies of hydrophilic sponges, chemicals, packaging materials, or finished products would prevent us from fulfilling orders and would result in the decline or failure of our business.

Our common stock may not be able to trade on the Over-the-Counter Bulletin Board. If our stock is unable to trade on the OTCBB, our investors may be unable to sell their shares publicly and, Colebrook, the holder of our warrants may be unable or unwilling to exercise them jeopardizing our attempt to fund our operations.
--------------------------------------------------------------------------------

     We intend that our securities trade on the Over-the-Counter Bulletin Board. However, we can offer no assurance that our securities will so trade and, if they do trade on the OTCBB, whether an active trading market will be established or, if established, whether it can be maintained. If our shares do not trade on the OTCBB, they may trade on the Pink Sheets, a non-automated market, with a consequential lack of liquidity. In that event, our investors may be unable to sell their shares publicly and, Colebrook, the holder of our warrants may be unable or unwilling to exercise them jeopardizing our attempt to fund our operations.

An active market for our common stock may not develop, making it difficult for you to sell your stock and preventing us from raising money through our warrants.
--------------------------------------------------------------------------------

     Prior to the date of the prospectus, there has been no public market for our common stock. It is uncertain the extent to which a trading market will develop or how liquid that market might become. An illiquid market for our stock may result in price volatility and poor execution of buy and sell orders for investors. The price of our common stock may be lower than the exercise prices of our warrants. Thus, the possibility of funding our ongoing operations will ceease if an active trading market does not develop.

The sale of material amounts of our common stock could reduce the price of our common stock and encourage short sales.
--------------------------------------------------------------------------------

     If and when Colebrook, our warrantholder, exercises its warrants and sells the common stock, our common stock price may decrease due to the additional shares in the market. Stock issuances may encourage short sales, which could place further downward pressure on the price of our common stock.

                                 CAPITALIZATION

     The following table sets forth our capitalization as of November 30, 2003

                                                                 November 30,
                                                                     2003
                                                                 -----------
Capitalization:
Common stock $.001 par value;
   authorized 50,000,000 shares; issued
   and outstanding 18,985,000 shares                                 18,985
Preferred stock, $.001 par value;
   authorized 5,000,000 shares;
   no shares issued and outstanding                                     -
Additional paid in capital                                          255,098
Deficit                                                            (663,597)
                                                                   ---------
Total capitalization                                              $(387,514)
                                                                   =========

Dividend Policy
---------------

     We have not declared or paid any cash dividends on our common stock and do not anticipate paying any cash dividends in the foreseeable future.

           MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                            AND RESULTS OF OPERATIONS
                FOR THE YEARS ENDED MAY 31, 2003 AND MAY 31, 2002
        AND THE SIX MONTHS ENDED NOVEMBER 30, 2003 AND NOVEMBER 30, 2002

Management's Discussion and Analysis of Financial Condition and Results of Operations
--------------------------------------------------------------------------------

     The following discussion includes forward-looking statements with respect to our future financial performance. These forward-looking statements are subject to various risks and uncertainties, including the factors described in the section titled Risk factors and elsewhere in this prospectus, that could cause actual results to differ materially from historical results or those currently anticipated. You should read the following discussion together with the financial statements and their accompanying notes, included elsewhere in this prospectus.

General
-------

     We were formed on June 18, 1999, as Romantic Scents, Inc. On June 12, 2001, we changed our name to RSI Enterprises, Inc.; and, on October 2, 2002, we changed our name to Spongetech International Ltd. On July 15, 2002, we were acquired by Spongetech Delivery Systems, Inc. (formerly Nexgen Acquisitions VIII, Inc.). The transaction was accounted for as a reverse acquisition using the purchase method of accounting, whereby the shareholder of Spongetech International retained approximately 63% of our outstanding common stock. On December 16, 2002, Spongetech International, Ltd. changed its domicile to Delaware by merging with and into Spongetech Sub, Inc. Spongetech Sub's parent, Spongetech Delivery Systems, Inc. then merged with and into Spongetech Sub so that Spongetech Sub became the surviving corporation. Spongetech Sub then changed its name to Spongetech Delivery Systems, Inc.

     We distribute a line of hydrophilic polyurethane sponge cleaning and polishing products.

Results of Operations
---------------------

Six Months Ended November 30, 2003 and 2002 (unaudited)
-------------------------------------------------------


     Net sales for the six months ended November 30, 2003 were $ 2,123 as compared to $ 13,223 for the six months ended November 30, 2002, a decrease of $11,100 or 83.9%. Management attributes this decrease to its inability to promote, market, and sell its automotive product due to lack of capital. In addition, sales of repeat orders from TurtleWax did not occur, because we filled the pipeline. Filling the pipeline involves supplying enough product to cover anticipated sales in a given period. For a new product, purchasers often overfill the pipeline as retail outlets order in anticipation of selling higher quantities due to newness and unique qualities.

     We have no open purchase orders from TurtleWax at this time. However, TurtleWax has requested that we contact them in late March or early April, 2004, as their development of product procurement for the 2004-2005 season starts during this period. Assuming warrant exercise or other funding, sales for our product should recommence the fourth quarter of fiscal 2004. We presently depend on TurtleWax for almost all of our sales. TurtleWax is our major customer. If TurtleWax does not give us repeat orders, our operations will not be profitable and we will not be able to continue in business.


     From the commencement of the third quarter, December 1, 2003, to February 29, 2004, we had mnimal sales of $2,520. Our gross profit for the six months ended November 30, 2003 was $(3,013) or (141.9%) as compared to $9,059 or 68.5%
for the six months ended November 30, 2002. Management attributes this decrease in gross profit to increases in packaging costs per unit for Internet sales that occurred during this period.

     Operating expenses for the six months ended November 30, 2003 were $53,264 as compared to $99,134 for the six months ended November 30, 2002. The decrease of $45,870 is the result of a decrease of accounting fees for the period. Included in total; operating expenses were selling expenses of $25,052, general and administrative expenses of $23,199 and interest of $5,013.


     Our total sales from our inception to the date of the prospectus are $440,000.

     Selling expenses consisted of $20,445 in adverting, $1,055 in Internet expense and $3,552 in commissions. General and administrative expenses for the six months ended November 30, 2003 aggregated $23,199 consisting of office expense - $3,104, telephone - $1,842, rent - $3,000, utilities - $200, factoring fees and commissions - $2,515, accounting - $9,000 and travel - $3,538. We also incurred $5,013 in interest expense.

     Net loss for the six months ended November 30, 2003 was ($56,277) or ($.00) per share as compared to a net loss of ($90,475) or ($.01) per share for the six months ended November 30, 2002. These decreases were the result of greater increases in selling expenses than increases in revenues for the six month period ended November 30, 2003 compared to the six month period ended November 30, 2002.

Fiscal Years Ended May 31, 2003 and 2002
----------------------------------------

     Net sales were $342,019 for the fiscal year ended May 31, 2003 as compared to $89,973 for the fiscal year ended May 31, 2002. This increase is primarily attributed to the sales to TurtleWax and Home Shopping Network during the third and fourth quarters of fiscal 2003.

     Cost of sales was $280,086 or 81.9% of net sales for the fiscal year ended May 31, 2003 as compared to $121,643 or 135.2% of net sales for the fiscal year ended May 31, 2002. The decrease as a percentage of sales in fiscal 2003 compared with fiscal 2004 is due to the start-up and development costs associated with the product that was utilized during fiscal 2002 and not repeated in fiscal 2003.

     Operating expenses for the fiscal year ended May 31, 2003 increased to $315,859 from $70,407 for the fiscal year ended May 31, 2002. This increase of $245,452 was a result of increased expenses for professional fees, interest and factoring fees, advertising and other administrative charges associated with selling. Selling expenses for the fiscal year ended May 31, 2003 included commissions of $36,000, Internet expense of $4,397, freight of $4,145 and advertising of $10,719. General and administrative expenses for the year ended may 31, 2003 included the value of services rendered by the officers of $58,500, consulting expense of $10,000, management fees of $24,500, office expense of $30,422, legal expense of $18,909, travel expenses of $5,539, offering expenses of $87,305 and expenses relating to the factoring of our accounts receivable of $9,913.

     In fiscal 2003, we also issued an aggregate of 975,000 shares of common stock valued at $.01 per share or $9,750 as follows: 775,000 shares to for legal services related to the preparation of the registration statement and amendments, 100,000 shares for consulting services relating to structuring the offering and 100,000 shares to a company beneficially owned by our securities counsely, for services related to structuring the offering.

     Net loss for the fiscal year ended May 31, 2003 was ($253,926) or ($.01) per share as compared to net loss of ($102,477) or ($.01) per share. The increase in the net loss of $151,449 in fiscal 2003 compared to fiscal 2002 is the result of the increase in expenses for professional fees, interest, factoring fees and advertising and promotion expenses.

Liquidity and Capital Resources
-------------------------------


     As of February 29, 2004, we had cash of $2,113. We had cash of $345 and $1,105 at November 30, 2003 and May 31, 2003, respectively. During the six months ended November 30, 2003, net cash used by operating activities aggregated $(39,525), primarily attributed to the net loss of $56,277 less non-cash expenses of $4,284, and a difference of $51,993 which was due to a decrease in accounts receivable of $1,296, a decrease in accounts payable and accrued expenses of $4,099 and an increase in moneys advanced by related parties of $15,271. Net cash provided by financing activities for the six months ended November 30, 2003 aggregated $38,765, which was generated from proceeds from loans and advances from related parties aggregating approximately $25,600 and advances from the factor aggregating $13,165.


     During the fiscal year ended May 31, 2003, net cash used in operating activities aggregated $29,262 as compared to $43,285 used in the year ended May 31, 2002. Cash used in operations was reduced by non-cash items including $58,500 in the value of contributed officer compensation, write-off of a related party receivable of $2,190, depreciation of $10,567 and legal and consulting expenses paid through the issuance of an aggregate of 975,000 shares of common stock with a value of $9,750 or $.01 per share. Accounts receivable increased by $1,395, inventory was reduced by 48,061, prepaid expenses decreased by $118, accounts payable and accrued expenses increased by $84,655, income taxes payable increased by $1,200 and funds from related parties increased by $30,949.


     We have not defaulted on obligations, even those past due. Our largest creditors have all verbally agreed to extend their payment dates until we receive funding. If we do not obtain funding by December 31, 2004, we anticipate they will demand payment.


     Net cash used in investing activities during the fiscal year ended May 31, 2003 aggregated $7,700, as compared to $33,540 used in the fiscal year ended May 31, 2002. This decrease is attributed to the purchasing of office equipment in the fiscal year ended May 31, 2003 versus the purchase of product molds in fiscal 2002.

     Net cash provided by financing activities for the fiscal year ended May 31, 2003 was $37,892 as compared to $76,943 during the fiscal year ended May 31, 2002. This decrease is primarily attributed to an increase in the support from related parties and additional notes payable incurred during the fiscal year ended May 31, 2003 of $51,500.

     In December 2002, we entered into factoring and financing agreements with Westgate Financial Corp. whereby substantially all accounts receivable were sold to the factor during the fiscal year ended Mary 31, 2003. The factor charged the Company fees as well as purchase guarantees, wire charges, letters of credit, express mail, legal fees, and monthly services charges that the Company needed to facilitate the purchase of product from Dicon. As of November 30, 2003, there was no balance due to or from the factor.

     We have also been funded by an increase in accounts payable and various accruals representing moneys due other creditors aggregating $240,421 as of November 30, 2003 and $243,920 as of May 31, 2003. An analysis of these amounts due is as follows:

     Accounts payable and accrued expenses consist of the following:

                                        November 31,         May 31,
                                            2003              2003
                                       ------------        ----------
                                        (unaudited)

 Purchases                               $  48,456          $  49,692
 Packaging material, molds and supplies     26,751             26,751
 American Express - charge card             20,184             20,184
 Professional fees                          69,005             78,005
 Freight charges                             2,544              2,300
 Other                                       5,154              3,415
                                         ---------          --------
Total accounts payable                   $ 172,091          $ 180,347
Accrued expenses
  Commissions                               36,000             36,000
  Interest payable                          12,799              8,042
                                         ---------           --------
Total accounts payable and
   accrued expenses                      $ 220,890         $  224,389
                                         =========         ==========

     The only material increase in accounts payable between the fiscal year ended May 31, 2003 and May 31 2002 has been to accounting and professional fees.


     There have been only minor changes in the components of accounts receivable, payable and accrued expenses as there has been little revenue.

     Purchases of $67,984 are over 90 days old, Dicon removed certain items from inventory; and we wrote off the value of the inventory as of May 31, 2003. In December, 2004, we received a credit memo from Dicon for, $24,382, the full amount of the balance of its outstanding accounts payable. On the basis of this credit memo, we have restated the balance of accounts payable due Dicon at May 31, 2003 and November 30, 2003. Professional fees of $69,005 are over 90 days and are owed to one creditor. The creditor has verbally agreed to wait until we are funded.

     We have provided for accruals relating to interest due on various loans and notes payable aggregating $12,799 and $8,042 as of November 30, 2003 and May 31, 2003 respectively.


     We have entered into warrant agreements relating to financing of our company. On June 11, 2003, Colebrook, Inc. purchased 1,000,000 Class "A", 1,000,000 Class "B" and 1,000,000 Class "C" warrants for an aggregate purchase price of $1,000. The warrants are exercisable from the date of common stock commences trading on the OTC Bulletin Board or other national securities market. The Class "A" Warrants are exercisable at $.50 per warrant for three months; the Class "B" Warrants are exercisable at $.75 per warrant for six months; and the Class "C" Warrants are exercisable at $1.00 for nine months.

     Although we are not a party to any lawsuit, Paradigm Solutions, Inc. has threatened to sue us relating to a contract dated December 31, 2001 under which Paradigm was to prepare and show a television infomercial of our vehicular cleaning sponge products within 150 days of the contract date. Paradigm also had exclusive marketing rights to our vehicular cleaning sponge during that period. We did not grant any extensions to Paradigm to perform. Paradigm did not perform under the agreement in that it failed, within 150 days from the date of the agreement, either to arrange for the sale of any of our products or to secure a commitment with a television shopping network or a DRTV, a producer of on-air television commercials. Subsequently, we produced an infomercial and arranged for it to be shown on Home Shopping Network and also arranged for the sale of our vehicular product to TurtleWax. Paradigm has claimed commissions of $33,400 from these sales. However, as of the date of the prospectus, it has not brought any action against us. Management denies that we have any liability to Paradigm. Nonetheless, we have accrued $36,000 on our financial statements as a contingent liability representing the full amount of Paradigm's claim and estimated costs.


     The working capital (deficiency) at November 30, 2003 was approximately $(422,346) as compared to a working capital (deficiency) of approximately $(370,354) at May 31, 2003. These factors create substantial doubt about our ability to continue as a going concern. The recovery of assets and the continuation of future operations are dependent upon our ability to obtain additional debt or equity financing and our ability to generate revenues sufficient to continue pursuing our business purpose.

     We continue to maintain our supply and requirement agreement with Dicon , a manufacturing company that has technological know-how and patented and proprietary information relating to hydrophilic foam sponges and their applications. The agreement, which expires after six years after June 6, 2001 provides for two renewal periods, requires us to purchase all of our requirements from Dicon; and Dicon has granted us exclusive worldwide rights to distribute the products. Minimum annual purchase requirements are set forth in the agreement. We have satisfied the minimum purchase requirements.

     It is extremely difficult to itemize the price of each sponge purchased from Dicon as the price charged includes the sponge or sponge kit, packaging, storage and shipping. The price for each sponge or sponge kit, including these ancillary items, ranged from $.85 to $1.42. The average price per sponge or sponge kit was $1.12.

     We have purchased the following sponge kits and sponges as of the date of the prospectus.

  25,000 kits, each consisting of a vehicular sponge, detail sponge and shames

 168,600 vehicular sponges
   4,500 detail sponges
   2,200 shammes.

     We have negotiated the purchase (which is subject to approval of the rewriting of the packaging into Spanish and Portuguese) with a major importer to South and Central America, for 500,000 units allocated as follows: 150,000 single sponges and 350,000 kits during the third and fourth quarter of fiscal 2004. In addition, we have received preliminary approval from Home Shopping Network and TurtleWax to continue to sell our products during fiscal 2004. We cannot guarantee that these negotiations will result in sales or that the sales will be profitable.

     We cannot warrant that the results from our operations will be sufficient to support our liquidity requirements through May 31, 2004 and beyond.

                             BUSINESS

Our Company
-----------

     We design, produce, market and distribute cleaning products for vehicular and home use utilizing patented technology relating to hydrophilic (liquid absorbent) foam polyurethane matrices.

The Technology
--------------

     We, as RSI Enterprises, Ltd., entered into a license agreement on July 1, 2001 on patented technology relating to hydrophilic polyurethane matrices on an exclusive basis. The technology is owned by and is licensed from from H. H. Brown Shoe Technologies, Inc., Greenwich, CT., (d/b/a Dicon Technologies), a majority-owned subsidiary of Berkshire Hathaway, Inc. which owns the patent rights. Our license applies to the cleaning and polishing of land, sea and air transportation vehicles. We have oral understanding but no written agreements with Dicon which would permit us to develop products using the same spone technology in household cleaning and personal care and other areas in additional to transportation vehicles.

     Our license is a continuing one for the full life of the design patent, which was jointly developed by one of our former employees, which covers the design, manufacture and use of a liquid-absorbent layer in a "molded sponge design." The patent expires in 2017.

     The license agreement mandates that we purchase our hydorphilic sponge products from Dicon unless Dicon ceases its business operations, either totally or with respect to the manufacture of the Molded Sponge Design within the scope of the Design Invention. In that event, we are permitted to use other manufacturers.

     Pursuant to the license agreement, Dicon retains title to the technology; thus, if the license expires, we have given up design rights to products what develop using the licensed technology. Dicon pays all expenses in connection with the filing and maintaining of the patent. Certain minimum quantities of production, as set forth in a requirements agreement with Dicon, are needed to continue the license. Dicon has the right, without restriction, to license its technology in areas other than sponges.

     The technology is also used to draw fluids out of a human body, such as body odors, and store them in the polyurethane matrix. Shoe liners, incontinent pads and nursing pads were originally contemplated as product embodiments of the technology. Companies such as Payless Shoes and H. H. Brown Shoe Company (the licensor) use the technology for inner soles to absorb sweat and odors. Revlon is a licensee of the technology which it uses in a cosmetic make-up removal product.

     Our license is based on the discovery that if a sponge incorporating the hydrophilic matrix is be filled with detergents and waxes, the matrix would retain these cleaning and polishing agents which would only be released when the sponge was squeezed. Thus, soap or wax could be retained for many uses and the sponge could be rinsed after use without losing the cleaning agent or wax.

     Supply and  Requirements Agreement
     ----------------------------------

     Also on July 1, 2001, we entered into an exclusive worldwide supply and requirements agreement with Dicon under which we must purchase from Dicon certain minimum quantities of our sponges containing the Dicon hydrophilic matrix as follows:

         Annual Period                  Number of Sponge Products
         -------------                  -------------------------
         1st annual period                     250,000
         2nd annual period                     500,000
          and each succeeding
          annual period                      1,000,000

at the following prices:

         Aggregate Purchases            Price per spong product
         -------------------             ----------------------
         50,000 to 100,000                  $.817 sponge only
         100,000 to 250,000                 $.795 sponge only
           Over 250,000                     $.778 sponge only

     In the event the minimum quantities are not ordered, we must pay Dicon liquidated damages of $.20 per sponge for the deficiency. If we fail to pay the damages promptly, our license becomes non-exclusive for subsequent periods. Dicon may, after the first annual period, raise the prices it charges only if such increase is based bona fide increases for material and labor plus an appropriate markup for overhead. The agreement expires at the end of the third annual period. However, we may renew for additional successive periods. We may use other manufacturers in the event of a breach by Dicon or in the event of force majeure which prevents production for 90 days. We have ordered in excess of the minimum quantity for the first year of the contract and anticipate continuing to order in excess of the minimum quantity for the foreseeable future.

     Dicon has designed and installed specialized equipment for producing molded foam products containing this superabsorbent polymer infused with detergents, soaps and waxes used as an absorbing and cleaning sponge product. The agreement sets forth minimum purchase requirements and pricing for the basic sponge product. Using its patented processes, Dicon manufactures products derived from "Hydrophilic Urethane Chemistry." The hydrophilic system has two parts, a hydrophilic pre-polymer phase and a water phase. During the water phase, various water soluble active ingredients are introduced into the products.

     We are the assignee of a manufacturers representative agreement with Dicon which was originally entered into by R M Enterprises, our majority stockholder. Pursuant to this agreement, we may introduce customers for additional hydrophilic foam products directly on a commission basis.

Products
--------

     We have designed specially configured sponges containing an outer contact layer and an inner matrix. Dicon, our licensor and manufacturer, loads the inner matrix of the sponge with specially formulated soaps and, in our licensed automotive cleaning and polishing product, soap and wax. When the sponge is applied to a surface with minimal pressure, the soap or soap and wax are simultaneously applied to the surface. When the sponge is not in use, the hydrophilic matrix holds the soap so that it does not leech out of the sponge.

     We believe that our use of the patent has great marketing potential. We can choose any variety of cleansers, including anti-bacterial and abrasive soaps. Thus, we may fine-tune our products for use on different kinds of vehicles. New vehicles or those prepared for classic car shows require a gentle cleaner, whereas older cars which have developed a film over the paint or where the paint has faded may require a cleanser containing a compounding substance, a gentle abrasive. Depending on the use of our vehicular sponge, we may include a wax, or may only include the cleanser.

Sales and Marketing
-------------------

     On September 17, 2002, we were issued a purchase order from TurtleWax for our private label auto applicator and appropriate packaging containing the words "TurtleWax Zip Wax" and the TurtleWax logo imprint as part of the sponge itself. Total orders from TurtleWax to the date of the prospectus have aggregated $321,570 and have been shipped. Periodic shipping of product is on schedules set by TurtleWax.


     We have shipped to Home Shopping Network under the brand "Spongetech" merchandise priced at $19,268. We have received additional purchase orders from Home Shopping Network of $25,000. Home Shopping Network has indicated its intention to recommence its marketing program for Spongetech automotive products in the Spring, 2004 but, as of the date of the prospectus, has not provided purchase orders.

     We have also inaugurated in December 2002 an advertising program on the radio program "Business Talk Radio" on the Jeff Brooks Show "On the Road." This is a call-in nationally syndicated radio program on automobiles and related products. Advertising is directed to our website (www.spongetech.com) and to our toll-free number. We have retained a telemarketing company to take orders and use a fulfillment house to pack and ship orders to customers. We pay the radio station on a per item sold basis. We have not received significant orders from this radio program and can give no assurances that it will become a successful marketing channel. We will recommence advertising on the "On the Road" show in April, 2004.


     We have entered into agreements with two distributors, one in the midwest and one on the west coast. Their representatives visit and resell our automobile sponge products to auto accessories stores, both independently-owned and chains, under the "Spongetech" brand name. We ship periodically to them. We have not received significant orders from these distributors.

     We have started selling our automotive sponge to a product marketer - a logo and special message product company - which places unique promotional advertising messages on our products for its customers. We have received purchase orders as of the date of the prospectus of $17,975 of which we have shipped $5,975. All units contain the logo of businesses such as a bank and an automobile dealership.

     In February, 2004, we inaugurated a website, www.spongetech.com, to sell our vehiclular cleaning kit directly to the public. Since inauguration to date, we have sold approximately 500 kits for aggregate sales price of approximately $4,750. We pay the website hosting company a 20% royalty of the sales price on all Internet sales. We have not entered into a contract with Harbor Enterprises, the hosting company. The relationship may be terminated at any time by us or Harbor. We ship directly to customers.

     Autobarn, which sells automotive accesssories via the Internet through its site, www.autobarn.com, has tested 72 kits, has photographed our product and indicated its intention to sell our product via their website. R. S. Strauss, a chain of automotive accessory stores, has ordered and received two cases for a test marketing in two of their stores in New Jersey.

     We have developed a children's bath foam sponge, with a "safe mesh" coating which prevents tearing, in the shape of animals in various colors. The sponges, which float, are infused with a gentle no-tear, non-irritating anti-bacterial soap. The bath foam sponge does not lose its soap while it is floating in the bath tub as the soap is retained by the inner hydrophilic matrix until the child squeezes the sponge in use.

     We are exploring retail outlets to sell this product, ranging from pharmacies to department stores. We intend to market directly. Dicon has orally agreed to manufacture this product for us. We have not yet made sales and cannot offer any assurances that sales will result from our proposed marketing campaign.

     We have developed prototypes of household cleaning sponges infused with anti-bacterial bath and kitchen soaps. The products are being testing by a national detergent manufacturer for possible use under its logo and brand. We cannot predict whether or not the manufacturer will purchase our sponges and, if it does, whether the product will succeed in the marketplace.


New Product Development
-----------------------

     Our new product development program consists principally of devising or testing new products, improving the efficiency of existing ones, evaluating the environmental compatibility of products and market testing. We estimate that our management devoted 2,000 man hours to developing the product, packaging and marketing. We did not pay cash compensation for product development activities. Dicon, the holder of the patent, has orally agreed to extend its license to encompass household cleaning products and personal hygiene products. It has produced samples for us of our children's bath foam sponge and household cleaning sponge.

New Marketing
-------------


     We have agreed to sell an exporter of automotive products to South America our vehicular sponge, subject ot the exporter's approval of the language in Spanish and Portuguese of the packaging. TurtleWax and Home Shopping Network have indicated that they will continuing their relationships with us and expand the range of products to our home line. We cannot warrant that these discussions will result in contracts or purchase orders.


Facilities
----------


     From our inception in July, 1999 to March 2, 2004, our corporate headquarters were located in an industrial park in Brooklyn, New York where we shared 2,000 square feet of equipped office space and 10,000 square feet of warehouse space with other companies affiliated with RM Enterprises, our major shareholder. Expenses incurred in the operations of the facility, including rent, telephone, and other office expenses, are allocated to us based on our usage.

     Commencing March 3, 2004, our corporate headquarters are located in modern office premises in an office tower located at 1350 Broadway, Suite 210, New York, New York 10018. We occupy 500 square feet of office space until December 31, 2004 rent free, including utilities, in premises which are leased by members of the family of Steven Moskowitz, our secretary. We pay directly for telephone and other expenses. We have not entered into a lease, but occupy the premises under an oral understanding.


Employees
---------


     We currently employ five people on a part-time basis of whom three are business and sales management and two are staff.

Competition
-----------

     We compete with international, national and local manufacturers and distributors of soaps, detergents, waxes, sponges, cloths and other automotive, household and bath products. Indirectly, in the automotive product area, we compete with drive-through auto washes. Our competition, for the most part, has brand recognition and large marketing and advertising budgets. We face major multinational competition in our proposed household and children's bath product. Although our product is unique and patented, we cannot predict its acceptance in any of the marketplace for which they are designed.

     We compete on the basis of uniqueness of our sponge which combines efficiency and effectiveness compared to other vehicular cleaning products. Our product avoids the preparation and clean-up of using sponges, liquid soaps and pails of water. It also avoids the mess and limited storage life of traditional liquid and paste waxes. Also, our cleaning and wax product is much easier to apply and does not have to buffed.

     Our cleaning product is less expensive than the cost of a sponge and liquid detergent. Our sponge which combines soap and wax is considerable cheaper than the purchase of the individual cleaning and application products.


     We are using Home Shopping Network both as a sales modality and for public exposure to our vehicular product.


                                  MANAGEMENT

Executive Officers and Directors
--------------------------------
     The following table sets forth certain information regarding our executive officers and directors:

Name                          Age      Position                          Since
------------------------      ---      -------------                     ------
Michael Metter*               52       President
One Tinker Lane                        Chief Executive Officer
Greenwich, CT 06830                    and a Director                    5/2001

Steven Moskowitz*             39       Secretary/Treasurer
1350 Broadway, Suite 210               and a Director                    6/1999
New York, New York 10018

Frank Lazauskas               43       A Director                        7/2001
51 Niagara Street
Newark, New Jersey 07105

Thomas Monahan                56       Chief Financial Officer           3/2004
1350 Broadway, Suite 210
New York, New York 10018

----------------

* Michael Metter and Steven Moskowitz are promoters of our company. In addition, RM Enterprises, Jerome Schlanger and Michael Sorrintino were our promoters.

     Michael Metter, since April, 2001, has served as President and since March 2, 2004 as Chief Executive Officer, of RM Enterprises, Inc., our majority stockholder. He has been a director of Western Power and Equipment Corp. (OTCBB) since February, 2003. Mr. Metter became President of Azurel, Ltd. (OTCBB and subsequently Pink Sheets) in October, 2002 and COO in February, 2003. He resigned as President in February, 2003 and resigned as COO on June 28, 2003. Since June 2002, Mr. Metter has served as President and CEO of BusinessTalkRadio.net, a syndicated radio network based in Greenwich, Connecticut. Since June, 2003, he as been chairman of the board of Tiburon Capital Group, a privately held holding corporation. He was compliance director of Securities Capital Trading, Inc., a securities broker-dealer, from October, 1998 to February, 2001 and President of Madison Capital from September, 1997 to October, 1998. On April 19, 2001, Mr. Metter filed a petition in personal bankruptcy and was discharged on December 14, 2001. From 1994 to May, 1997, he was President of First Cambridge Securities, a securities broker/dealer. Mr. Metter was a Vice-President of the following securities broker/dealers: Royce Investment Group, from 1991 to 1994; Gruntal & Company from 1990 to 1991; Commonwealth Associates from 1989 to 1990; Prudential-Bache Securities from 1988 to 1989; of D.H. Blair & Company, 1981 to 1989. Prior to 1981, Mr. Metter served as an independent consultant and buyer for retail department stores. From 1983 to 1985, he was the owner of Metter Broadcasting which operated four radio stations. Mr. Metter received his MBA in Finance in 1975 and his B.A. in Marketing and Accounting in 1973 from Adelphi University.

     Steven Moskowitz, has served, since April, 2001, as a director of RM Enterprises, Inc., our majority stockholder and, since March 2, 2004, as Secretary. He has been a director of Western Power and Equipment Corp.(OTCBB) since February 11, 2003. Since June, 2003, he as been Chairman of the Board of Tiburon Capital Group, a privately held holding corporation. He has served since May, 2000 as Vice-President ERC Corp., a privately held marketing consultant. Mr. Moskowitz was CEO of Azurel, Ltd, (OTCBB and subsequently Pink Sheets) from October 31, 2002 to October 10, 2003. He served as Vice President, Marketing and Business Development for H. W. Carter & Sons, a distributor of children's clothing, from 1987 to 2002. He was President of the H. W. Carter & Sons division of Evolutions, Inc. from 1996 to 1997. Mr. Moskowitz served in various capacities at Smart Style Industries, a manufacturer and distributor of children's apparel, from 1986 to 1987 from sales assistant to Vice President Sales and Marketing. He received his B.S. in Management from Touro College in 1986.

     Frank Lazauskas is the founder and President of FJL Enterprises, Inc., and TNJ Enterprises, Inc., formed in 1999 and 1997 respectively, which own and operate eight Dominos Pizza Stores. He was elected a director of RM Enterprises, our majority stockholder on March 2, 2004. From 1986 to 1997, Mr. Lazauskas was the founder and President of FJL Pizza, Inc. which operated the stores. From 1983 to 1986, Mr. Lazauskas was employed by RPM Pizza, Inc., the franchisee of 300 Dominoes Pizza stores, in positions progressively as area supervisor, regional operations manager, regional vice president and regional president. He received his B.A. in Mathematics from Central Connecticut State University in 1983.


     Thomas Monahan has been self-employed as a Certified Public Accountant since 1987. Mr. Monahan received his B.S. in Accounting from Rutgers University in 1970 and his M.A. in Marketing and Distributive Education from Montclair State College, Montclair, New Jersey in 1975.

     Martin Pelman served as our Chief Financial Officer from March 2003 to March 3, 2004. He served as Vice - President, Mergers and Acquisitions, of Eagle Rock Capital, LLC from September, 2002 to July, 2003. He was Controller, Quadlogic Controls Corporation, a manufacturer of electronic metering systems, from June, 2000 to September, 2002. Mr. Pelman was Vice-President Finance, and Chief Financial Officer of Tenney Engineering, Inc., a manufacturer of vacuum testing chambers, from August, 1994 to December, 1999. Tenney Engineering filed for Chapter 11 protection under the Federal Bankruptcy Act in August, 1997 which was converted to Chapter 7 in December, 1999. Mr. Pelman received his B.S. in Accounting from Long Island University in 1968 and has been New York State licensed Certified Public Accountant since 1973.


     Roger Eichenholtz was our Chief Financial Officer from August 2000 to March 2003. He served as an Independent Principal, International Communications Management, Inc., a provider of accounting, management and financial services, from April 1996 to August, 2002. He served as Vice President Finance, Viva Optique, Inc., a manufacturer and distributor of opthalmics, from March, 1993 to April, 1996. From February, 1992 to March, 1993, he was principal of Eichenholtz Associates, a financial consultant to medium and small businesses. Mr. Eichenholzt was Vice President-Finance & Chief Operating Officer of Mitchell Apparel Group, a clothing manufacturer and distributor, from June, 1986 to February, 1992. From May, 1985 to June, 1986, he served as Vice President - Finance, MBW Advertising Network, Inc., an advertising agency. He was Chief Financial Officer, Intermaritime Forwarding Company, Inc. from January, 1979 to April, 1985, an international freight forwarder and custom house broker. From November, 1972 to December, 1978, Mr. Eichenholtz was Controller and Chief Financial Officer of CBA Industries, Inc./Today Newspapers, Inc., a publisher of a weekly shopping newspaper and a distributor of advertising inserts, from November, 1972 to December, 1978 and from April, 1970 to November, 1972, Controller of Botany Industries, Inc., a cloting manufacturer and retailer. He was Senior Accountant at Coopers & Lybrand, certifed public accountants, from October, 1966 to March, 1970. Mr. Eichenholtz received his BBA in Accounting & Finance from Pace University in 1966; his MBA in Finance from Pace University in 1969.


     Jerome Schlanger was our Treasurer from July, 2002 to March 3, 2004. He was our initial president, serving from July 18, 1999 (our inception) to January, 2000. He has been Vice-President, Consulting, for NEMA Consulting since 1987 a business management consultant. He has served since April, 2001 as a director of RM Enterprises, Inc., our majority stockholder. From 1977 to 1987, he served as Executive Vice President and Chief Operating Officer of B.T. Inc., a developer of residential real estate. He received his B.S. in Business Administration from Villanova University in 1978.


Director Compensation
---------------------

     Our directors do not receive cash compensation for their services as directors but are reimbursed for their reasonable expenses for attending board and board committee meetings. Our board of directors has not established any committees.

Committee of the Board of Directors
-----------------------------------


     On December 15, 2003, our board of directors established an audit committee and appointed Martin Pelman and Frank Lasaskas to serve as the members of that committee. On March 2, 2004, Mr. Pelman resigned from the board of directors and Thomas Monahan was elected to our board of directors and to the audit committee.


Executive Compensation
----------------------


     The following table sets forth for the fiscal years ended May 31, 2003 and 2002, the compensation we paid to our Chief Executive Officer(s) and any other executive officers who earned in excess of $100,000 based on salary and bonus.

                           Summary Compensation Table

                                                                                                 Long Term
                                                                                               Compensation

                                                     Annual Compensation                          Awards
====================================================================================================================
                                                                            Other Annual        Securities
      Name and Principal                                                    Compensation        Underlying
          Position                 Year(1)       Salary ($)  Bonus ($)           ($)           Options/SARs (#)
====================================================================================================================
Michael Metter                       05/31/03         -0-          -0-           -0-                  -0-
Chief Executive Officer              05/31/02         -0-          -0-           -0-                  -0-


Option Grants for the fiscal years ended May 31, 2003 and 2002
--------------------------------------------------------------

     The following table sets forth information concerning the grant of stock options to the named executive officer during the fiscal years ended May 31, 2002 and 2001.


                                                                 Individual Grants
======================================================================================================================
                                                                                           Potential Realizable
                                                                                             Value at Assumed
                                 Number of    % of Total                                      Annual Rates of
                                  Shares        Options                                         Stock Price
                                Underlying     Granted to    Exercise                          Appreciation
                                 Options       Employees     Price Per   Expiration          for Option Term
            Name                 Granted        in Year        Share        Date             5%             10%
======================================================================================================================

Michael Metter                       -0-           -0-%           -             -              -               -


Aggregated Option Exercise for the fiscal years Ended May 31, 2003 and 2002 and Fiscal Year-End Option Values

     The following table sets forth information concerning the exercise of stock options during the fiscal years ended May 31, 2003 and 2002 by the named executive officer, and his options outstanding at the end of the transition period.

======================================================================================================================
                    Aggregate Option/SAR Exercises in Transition Period and TP-End Option/SAR Values
======================================================================================================================
                                                               Number of Securities
                                                              Underlying Unexercised
                                                             Options/SARs at TPY-End     Value of Unexercised In-
                                             Shares                   (#)                 the Money Options/SARs
                            Acquired on      Value         ===========================        at TP-End ($)
         Name               Exercise (#)   Realized ($)    Exercisable   Unexercisable   Exercisable  Unexercisable
======================================================================================================================
Michael Metter                   -0-           -0-              -0-           -0-             -0-

======================================================================================================================


Indemnification of directors and executive officers and limitation of liability
------------------------------------------------------------------------------

     Section 145 of the Delaware General Corporation Law authorizes a court to award, or a corporation's board of directors to grant, indemnity to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act. As permitted by the Delaware General Corporation Law, our amended certificate of incorporation includes a provision that eliminates the personal liability of our directors for monetary damages for breach of fiduciary duty as a director, except for liability (1) for any breach of the director's duty of loyalty to our company or our stockholders, (2) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (3) under section 174 of the Delaware General Corporation Law (regarding unlawful dividends and stock purchases) or (4) for any transaction from which the director derived an improper personal benefit.

     As permitted by the Delaware General Corporation Law, our bylaws provide that we are required to indemnify our directors and officers, consultants and employees to the fullest extent permitted by the Delaware General Corporation Law. Subject to certain very limited exceptions, we are required to advance expenses, as incurred, in connection with a legal proceeding to the fullest extent permitted by the Delaware General Corporation Law, subject to certain very limited exceptions. The rights conferred in our bylaws are not exclusive. We have not obtained directors' and officers' liability insurance.

                      CERTAIN RELATED PARTY TRANSACTIONS


     We were incorporated in New York State on July 18, 1999 as Romantic Scents, Inc. by RM Enterprises International, Inc. which was issued 5,000 shares representing all our issued and outstanding capital stock in consideration of forming our company. During fiscal 2001, RM Enterprises contributed $105,100, during fiscal 2002, $86,943 and during fiscal 2003 $63,050 to the capital of our company. RM Enterprises may be considered a promoter. Michael Metter, our President, and Steven Moskowitz, our Secretary, may also be considered our promoters. Jerome Schlanger and Michael Sorrentino were former presidents of our company and may be considered promoters. Aside from the shares of our common stock which it received for our formation, RM Enterprises has received no additional consideration from us for its activities related to our formation or business.



     The control persons of RM Enterprises are:

Michael Metter                       President and Chief Executive Officer
Steven Moskowitz                     Secretary and a Director
Frank Lazauskas                      Director
Joel Mayor                           Treasurer and a Director
The Mindy Moskowitz and
   Steven Moskowitz Trust            Stockholder (1)
Rubin Family Irrevocable
  Stock Trust                        Stockholder (2)
Frank Lazauskas                      Stockholder
Kenneth Hubbard                      Stockholder
Carole Klein                         Stockholder
Jerome Schlanger (4)                 Stockholder


--------

(1) The Mindy Moskowitz and Steven Moskowitz Trust for Mindy Moskowitz, Daniel Moskowitz, Ilana Moskowitz and Gitty Moskowitz is the owner of 13.2% of the capital stock. Trustees are Mindy Moskowitz, wife, and Susan Weisman, sister of Steven Moskowitz, our secretary. Steven Moskowitz disclaims beneficial ownership of these shares.

(2) The trustees of The Rubin Family Irrevocable Stock Trust are Majorie Rubin and Robert Shulman, CPA. The beneficiaries of The Rubin Family Irrevocable Stock Trust are Linda Rubin, Andrew Rubin and Lisa Rubin. The The Rubin Family Irrevocable Stock Trust owns 2,000,000 shares of our common stock and 4.623% of the capital stock of RM Enterprises.

(3) Richard Heller was Chief Executive Officer of RM Enterprises until March 2, 2004; Martin Pelman was Chief Executive Officer of RM Enterprises until March 3, 2004; and Jerome Schlanger was Treasurer of RM Enteprises until March 3, 2004.


(4) On March 2, 2004, Jerome Schlanger and Martin Pelman resigned as officers and directors of RM Enterprises.

     On July 15, 2002, we, under the name of RSI Enterprises, entered into a stock exchange agreement with Nexgen Acquisitions under which we became a wholly-owned subsidiary. Our sole stockholder, RM Enterprises, received 12,000,000 shares of the common stock of Nexgen Acquisitions VIII and became its majority stockholder. Guy Cohen,as the owner of Nexgen Holdings, Inc., the parent of Nexgen Acquisitions was the promoter of Nexgen Acquisitions; and he received no additional consideration from us for his activities. Mr. Cohen, on March 1, 2004, transferred his interest in Nexgen Holdings to Joel Pensley.


     On October 9, 2002, Nexgen Acquisitions VIII changed its name to Spongetech Delivery Systems, Inc.

     In September, 2002, the major stockholder of Nexgen Acquisitions VIII transferred 2,000,000 shares to the Rubin Family Irrevocable Stock Trust, a stockholder of RM Enterprises, but not a control person of RM Enterpriese, 300,000 shares to Eugene Dworkis, 200,000 shares to Maurice Horroch and 500,000 shares to Falcon Crest Capital, Inc.

     On June 12, 2001, our name was changed to RSI Enterprises, Inc. and on October 2, 2002 to Spongetech International, Ltd. On December 16, 2002, we changed our domicile to Delaware. On December 16, 2002, Spongetech Delivery Systems, Inc., our parent company, merged with and into us so that we became the surviving company. Immediately subsequent to the merger, we changed our name to Spongetech Delivery Systems, Inc.


     Michael Sorrentino, a former employee, loaned us $25,000 on February 21, 2001 payble on demand. We are accruing interest at the rate of 10% per annum. The total amount due as of November 30, 2003, including accrued but unpaid interest, is $32,629. Mr. Sorrentino has not demanded payment and verbally agreed to wait until we achieve funding. Between June 1, 2000 to May 31, 2001, RM Enterprises, our majority stockholder, loaned us during the fiscal year ended May 31,2001, an aggregate of $51,930. The loan does not bear interest. The maturity date has been extended to December 31, 2004. From November, 2002, through November 30, 2003 RM Enterprises loaned us an aggregate of $73,600, payable on demand. The loan is now due December 31, 2004. The loan does not bear interest. We used these funds to pay rent in the amount of $15,000, telephone in the amount of $75,00 and other administrative expenses relating to our occupancy of our headquarters premises of $51,100.

     In January, 2003, we paid $24,500 to a company owned by Deborah Metter, the wife of Michael Metter, our President, for marketing and promotional services. We market our prducts on a radio talk show which is aired by BusinessTalkRadio- ..net, a syndicated radio network of which Mr. Metter, is president and CEO. BusinessTalkRadio.net received a $1.00 commission on each item sold. We have paid BusinessTalkRadio.net an aggregate of $300 over the past two years.

     From our inception in July, 1999 to March 2, 3004, we occupied office and warehouse space in premises in an industrial building leased by RM Enterprises. We paid RM Enterprises an aggregate of $15,000 for rent, $7,500 for telephone and $51,600 for administration. Since March 3, 2004, we occupy modern office premises rent free in an office tower leased by the family of Steven Moskowitz until December 31, 2004.


     We believe that these transactions were on terms as favorable as could have been obtained from unaffiliated third parties. All future transactions we enter into with our directors, executive officers and other affiliated persons will be on terms no less favorable to us than can be obtained from an unaffiliated party and will be approved by a majority of independent, disinterested members of our board of directors, and who had access, at our expense, to our or independent legal counsel.

                            PRINCIPAL STOCKHOLDERS

     The following table sets forth certain information with respect to beneficial ownership of our common stock as of the date of the prospectus by each stockholder known by us to be the beneficial owner of more than 5% of our common stock, each of our directors and executive officers and all executive officers and directors as a group.

                                                        Shares of Common Stock
                                                       Beneficially Owned(1)(2)
                                                        -----------------------
Name                            Title                   Number         Percent
------------------              ---------------         -----------    -------
RM Enterprises International,
  Ltd. (3)                                             12,000,000        63.2%
1350 Broadway, Suite 210,
New York, New York 10018

Joel Pensley (4)                                        3,666,000        19.3%
211 Schoolhouse Road
Norfolk, CT 06058

Rubin Family Irrevocable
  Stock Trust (5)                                       2,555,568        13.5%
25 Highland Boulevard
Dix Hills, New York 11746

Michael Metter (6)                 President                  -0-         -0-%
One Tinker Lane                    and a Director
Greenwich, CT 06830

Steven Moskowitz (7)               Secretary                  -0-         -0-%
1350 Broadway, Suite 210,          and a Director
New York, New York 10018


Jerome Schlanger                                          985,314         5.2%
Suite 307
414 Eagle Rock Avenue
West Orange New Jersey 07052

Frank Lazauskas (9)                A Director             883,654         4.7%
51 Niagara Street
Newark, New Jersey 07105


Kenneth Hubbard (10)                                      985,314         5.2%
19 Booth Court
Millbrook, New York 12545

Carole Klein (11)                                         985,314         5.2%
18 Aspen Way
Morristown, New Jersey 07960


Thomas Monahan                   Treasurer and                -0-         -0-%
3638 Oxford Avenue               Chief Financial
Riverdale, New York 10463        Officer

Colebrook, Inc. (12)                                    3,000,000        15.8%
25 Highland Boulevard
Dix Hills, New York 11746

Officers and Directors                                    883,654         4.7%
(4 persons)

--------------------
(1) Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Unless otherwise indicated below, the persons and entity named in the table have sole voting and sole investment power with respect to all shares beneficially owned, subject to community property laws where applicable.

(2) The percentage of beneficial ownership is based on 18,985,000 shares of our common stock outstanding as of the date of the prospectus.

(3)  The control persons of RM Enterprises are as follows:


     Michael Metter (President)
     Steven Moskowitz (Director)
     The Mindy Moskowitz and Steven Moskowitz Trust (over 5% stock ownership) The Rubin Family Irrevocable Stock Trust (over 5% stock ownership)
     Frank Lazauskas (over 5% stock ownership)
     Kenneth Hubbard (over 5% stock ownership)
     Carole Klein (over 5% stock ownership)


(4) Joel Pensley owns 775,000 shares of our common stock and is the beneficial owner of Renegade Consulting, Inc. which owns 100,000 shares and Nexgen Holdings, Inc. which owns 2,791,000 shares.

(5) The trustees of The Rubin Family Irrevocable Stock Trust are Majorie Rubin and Robert Shulman, CPA. The beneficiaries of The Rubin Family Irrevocable Stock Trust are Linda Rubin, Andrew Rubin and Lisa Rubin. The The Rubin Family Irrevocable Stock Trust owns 2,000,000 shares of our common stock and 4.623% of the capital stock of RM Enterprises.

(6) Deborah Metter, wife of Michael Metter, our President, is the beneficial owner of 169,447 shares of our common stock representing 0.8% of our issued and outstanding stock through her ownership of 1.4% of the capital stock of RM Enterprises. Michael Metter disclaims beneficial ownership of these shares.

(7) The Mindy Moskowitz and Steven Moskowitz Trust for Mindy Moskowitz, Daniel Moskowitz, Ilana Moskowitz and Gitty Moskowitz is the beneficial owner of 1,591,598 shares of our common stock representing 6.7% of our issued and outstanding stock through its ownership of 13.2% of the capital stock of RM Enterprises. Trustees are Mindy Moskowitz, wife, and Susan Weisman, sister of Steven Moskowitz, our secretary. Mr. Moskowitz disclaims beneficial ownership of these shares.

(8)  Jerome Schlanger owns 8.2% of the capital stock of RM Enterprises.

(9) Frank Lazauskas, a Director, owns 6.94% of the capital stock of RM Enterprises.

(10) Kenneth Hubbard owns 8.2% of the capital stock of RM Enterprises.

(11) Carole Klein owns 8.2% of the capital stock of RM Enterprises.


(12) Colebrook owns 3,000,000 warrants exercisable in 3,000,000 shares of our common stock. Colebrook does not presently own any shares of our common stock. Colebrook's beneficial owner was Gerald Rehrer who transferred his interest to obert Rubin. Colbrook may not exercise any warrants if by so exercising it would own in excess of 9.9% of our outstanding shares of common stock.

     Under rules adopted by the SEC, shares of common stock issuable pursuant to warrants or options or upon conversion of convertible securities, to the extent such warrants or options or convertible securities are currently exercisable or convertible within 60 days of the date of the prospectus, are treated as outstanding for computing the percentage of the person holding such securities but are not treated as outstanding for computing the percentage of any other person.

                           DESCRIPTION OF SECURITIES

Common Stock
------------

     We are authorized to issue 50,000,000 shares of common stock, $.001 par value per share, of which 18,985,000 shares are issued and outstanding as of the date of the prospectus. Each outstanding share of common stock is entitled to one vote, either in person or by proxy, on all matters that may be voted upon by their holders at meetings of the stockholders.

     Holders of our common stock

(i) have equal ratable rights to dividends from funds legally available therefore, if declared by our board of directors;

(ii) are entitled to share ratably in all of our assets available for distribution to holders of common stock upon our liquidation, dissolution or winding up;

(iii) do not have preemptive, subscription or conversion rights, or redemption or sinking fund provisions; and

(iv) are entitled to one noncumulative vote per share on all matters on which stockholders may vote at all meetings of our stockholders.

     Cumulative voting for the election of directors is not provided for in our certificate of incorporation, which means that the holders of a majority of the shares voted can elect all of the directors then standing for election.

     Our certificate of incorporation provides that specified provisions may not be repealed or amended except upon the affirmative vote of the holders of not less than 2/3 of the outstanding stock entitled to vote. This provision would enable the holders of more than 1/3 of our voting stock to prevent amendments to the certificate of incorporation even if they were favored by the holders of a majority of the voting stock.

Preferred Stock
---------------

     We may, subject to limitations prescribed by Delaware law,

o provide for the issuance of up to 5,000,000 shares of our preferred stock in one or more series,

o establish from time to time the number of shares to be included in each such series,

o fix the rights, preferences and privileges of the shares of each wholly unissued series and any qualifications, limitations or restrictions thereon, and

o increase or decrease the number of shares of any such series (but not below the number of shares of such series then outstanding)

without any further vote or action by the stockholders.

     Our board of directors may authorize the issuance of preferred stock with voting or conversion rights that could adversely affect the voting power or other rights of the holders of our common stock. The issuance of preferred stock, while providing flexibility in connection with possible acquisitions and other corporate purposes, could, among other things, have the effect of delaying, deferring or preventing a change in control and may adversely affect the market price of the common stock and the voting and other rights of the holders of common stock. We have no current plans to issue any shares of preferred stock.

Common Stock Purchase Warrants
------------------------------


     We have sold to Colebrook 3,000,000 warrants equally divided into three classes. Each class is exercisable for a period commencing the date our common stock trades on the OTC Bulletin Board of other national securities market. Each warrant entitles the holder to purchase one share of our common stock as follows:


o the Class "A" Warrants for $.50 for three months from the commencement of trading;

o the class "B" Warrants for $.75 for six months from the commencement of trading; and

o the Class "C" Warrants for $1.00 for nine months from the commencement of trading.

     Colebrook may only exercise its warrants when there is a current effective registration statement covering resale of the underlying shares of common stock. If we are unable to maintain a current effective registration statement, Colebrook will be unable to exercise its warrants and they may become valueless.

     Warrants may be exercised by surrendering the warrant certificate, with the form of election to purchase printed on the reverse side of the warrant certificate properly completed and executed, together with payment of the exercise price, to us. Warrants may be exercised in whole or from time to time in part. If less than all of the warrants evidenced by a warrant certificate are exercised, a new warrant certificate will be issued for the remaining number of unexercised warrants.

     Colebrook is protected against dilution of the equity interest represented by the underlying shares of common stock upon the occurrence of certain events, including, but not limited to, issuance of stock dividends. If we merge, reorganize or are acquired in such a way as to terminate the warrants, they may be exercised immediately prior to such action. In the event of liquidation, dissolution or winding up, Colebrook, the holder of the warrants is not entitled to participate in our assets.

     For the life of the warrants, Colebrook is given the opportunity to profit from a rise in the market price of our common stock. The exercise of the warrants will result in the dilution of the then book value of our common stock and would result in a dilution of the percentage ownership of then existing stockholders. The terms upon which we may obtain additional capital may be adversely affected during the period in which the warrants remain exercisable. Colebrook may be expected to exercise the warrants at a time when we would, in all likelihood, be able to obtain equity capital on terms more favorable than those provided for by the warrants.

     In the event the proceeds of warrant exercise are not sufficient for the development and growth of our business, we may seek additional financing. We believe that the proceeds of exercise of existing warrants will be sufficient for such purpose and therefore do not expect to issue any additional securities at this time. However, we may issue additional securities, incur debt or procure other types of financing if needed. We have not entered into any agreements, plans or proposals for such financing and have no plans to do so. If we require additional financing, there is no guarantee that such financing will be available to us or if available that such financing will be on terms acceptable to us.

Reports to Stockholders
-----------------------

     We intend to furnish our stockholders with annual reports containing audited financial statements as soon as practicable after the end of each fiscal year. Our fiscal year ends on May 31st.

Transfer Agent
--------------

     We have appointed Olde Monmouth Stock Transfer Co. Inc., Atlantic Highlands, New Jersey as transfer agent for our shares of common stock and warrants.
                              SELLING STOCKHOLDERS

     We are registering 4,485,000 of the shares, which are owned by our stockholders. We will not receive any of the proceeds from sales of shares offered under this prospectus.

     All costs, expenses and fees in connection with the registration of the selling stockholders' shares will be borne by us. All brokerage commissions, if any, attributable to the sale of shares by selling stockholders will be borne by selling stockholders.

     The following table sets forth as of the date of the prospectus:

o    the name of each selling stockholder;
o    the number of selling stockholders;
o    the aggregate number of shares owned by each selling stockholder;
o the number of shares each selling stockholder will own after the completion of the offering made pursuant to the prospectus; and
o    the number of selling stockholders.

                                       Shares Owned Prior    Shares Owned After
                          Number of      to the Offering        the Offering
                           Shares     ---------------------  ------------------
Selling Stockholder (1)   Offered      Number     Percent    Number    Percent
--------------------      ---------   ---------   -------    ------    -------
Shinya Araki                 5,000        5,000         -         -0-       -0-%
Neil Foley                   5,000        5,000         -         -0-       -0-%
Jean Geyer                  10,000       10,000         -         -0-       -0-%
Emma Hass                    8,000        8,000         -         -0-       -0-%
Melvin Koeller               5,000        5,000         -         -0-       -0-%
Malcom McGuire              10,000       10,000         -         -0-       -0-%
Sue Neil                     8,000        8,000         -         -0-       -0-%
Kevin O'Hara                 8,000        8,000         -         -0-       -0-%
Olson Jeweler                5,000        5,000         -         -0-       -0-%
Bettye Oustz                 8,000        8,000         -         -0-       -0-%
Angelo Palmisano             5,000        5,000         -         -0-       -0-%
Linda Chadwick               5,000        5,000         -         -0-       -0-%
Carol Polevoy                8,000        8,000         -         -0-       -0-%
Philip Wong                  8,000        8,000         -         -0-       -0-%
Neil Cox                     8,000        8,000         -         -0-       -0-%
Richard Blundell            10,000       10,000         -         -0-       -0-%
Ken Heng                    10,000       10,000         -         -0-       -0-%
Donna Lutsky                 5,000        5,000         -         -0-       -0-%
Jay Lutsky                   5,000        5,000         -         -0-       -0-%
Tanna Sessions               5,000        5,000         -         -0-       -0-%
Dean Sessions                5,000        5,000         -         -0-       -0-%
Patsy Sessions               5,000        5,000         -         -0-       -0-%
Michelle Brown               5,000        5,000         -         -0-       -0-%
James John                   8,000        8,000         -         -0-       -0-%
Arden Amos                  10,000       10,000         -         -0-       -0-%
Robert Sessions              5,000        5,000         -         -0-       -0-%
Robert Sonfield             10,000       10,000         -         -0-       -0-%
Margot Krimmel              10,000       10,000         -         -0-       -0-%
Bonnie Carol                10,000       10,000         -         -0-       -0-%
Max Krimmel                 10,000       10,000         -         -0-       -0-%
Renegade Consulting (2)    100,000      100,000        0.6%       -0-       -0-%
Sunburst Partners, Inc.(3) 100,000      100,000        0.6%       -0-       -0-%
Joel Pensley               775,000      775,000        4.1%       -0-       -0-%
Falcon Crest Capital,
    Inc. (4)               500,000      500,000        2.6%       -0-       -0-%
Nexgen Holdings, Inc.(5) 2,791,000    2,791,000       14.7%       -0-       -0-%
------------------------------
1.   Number of stockholders: 35

2. Joel Pensley, Esq., securities counsel, is the beneficial owner of Renegade Consulting, Inc.

3.   William Chin is the beneficial owner of Sunburst Partners, Inc.

4.   Dale Shirley is the beneficial owner of Falcon Crest Capital, Inc.

5. The beneficial owner of Nexgen Holdings, Inc. is Joel Pensley. Its address is 211 Schoolhouse Road, Norfolk, CT 06058-0737.

             PLAN OF DISTRIBUTION OF SHARES OF EXISTING STOCKHOLDERS

     The offering will expire two years from the date of the prospectus. None of our securities trades on the OTC Bulletin Board or any national securities market. Selling securityholders must sell their shares at $.70 per share until our shares are quoted on the OTC Bulletin Board or other national securities market. Thereafter, selling securityholders, who are not affiliates, may sell their shares at market prices or at privately negotiated prices. Nexgen Holdings, the only selling securityholder which is an affiliate, must sell its shares at $.70 per share for the duration of the offering. We estimate that the total offering expenses will be $116,055.


    In offering the shares covered by the prospectus, selling stockholders and any broker-dealers who execute sales for the selling stockholders may be deemed to be "underwriters" within the meaning of the Securities Act in connection with such sales. Any profits realized by selling stockholders and the compensation of any broker-dealer may be deemed to be underwriting discounts and commissions.

     In order to comply with the securities laws of certain states, shares must be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states, shares may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

     We have advised the selling stockholders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of shares in the market and to the activities of the selling stockholders and their affiliates. In addition, we will make copies of this prospectus available to the selling stockholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act.

     We have agreed to indemnify the selling stockholders against certain liabilities, including liabilities under the Securities Act.

     We have agreed with the selling stockholders to keep the registration statement of which the prospectus constitutes a part effective until the earlier of:

     o such time as all of the shares covered by this prospectus have been disposed of pursuant to and in accordance with the Registration Statement or

     o    two years from the date of the prospectus.

     We paid or intend to pay the following expenses in connection with the issuance and distribution of the securities being registered:


Securities and Exchange Commission Registration Fee.............    $   300
Legal Fees......................................................      7,750*
Accounting Fees.................................................    104,005
Printing and Engraving..........................................      1,000
Blue Sky Qualification Fees and Expenses........................      1,000
Transfer Agent Fee..............................................      1,000
Miscellaneous...................................................      1,000
                                                                   --------
      Total....................................................    $116,055
                                                                   --------

---------------------
* Counsel was issued 775,000 shares of common stock for legal services in connection with the registration statement and related legal matters.

                        COLEBROOK'S PLAN OF DISTRIBUTION

     Colebrook is free to offer and sell its shares of our common stock at such times, in such manner and at such prices as it may determine on a best efforts basis. The types of transactions in which the shares of our common stock are sold may include transactions in the over-the-counter market (including block transactions), negotiated transactions, or a combination of such methods of sale. Colebrook has advised us that it has not entered into any agreement, understanding or arrangement with any broker-dealers regarding the sale of its shares, and does not have a coordinating broker acting in connection with the proposed sale of our common stock.

    Colebrook is an "underwriter" within the meaning of Section 2(a)(11) of the Securities Act. Any commissions received by broker-dealers and any profit on the resale of the shares of our common stock sold by them might be deemed to be underwriting discounts or commissions.

     Because Colebrook is an underwriter within the meaning of Section 2(a)(11) of the Securities Act, it will be subject to prospectus delivery requirements.

     We have informed Colebrook that the anti-manipulation rules of the SEC, including Regulation M promulgated under the Securities Exchange Act of 1934, will apply to its sales in the market, and have provided them with a copy of such rules and regulations.

     Regulation M may limit the timing of purchases and sales of any of the shares of our common stock by Colebrook and any other person distributing our common stock. The anti-manipulation rules under the Securities Exchange Act may apply to sales of shares of our common stock in the market and to the activities of Colebrook and its affiliates. Furthermore, Regulation M of the Securities Exchange Act may restrict the ability of any person engaged in the distribution of shares of our common stock to engage in market-making activities with respect to the particular shares of common stock being distributed for a period of up to five business days prior to the commencement of such distribution. All of the foregoing may affect the marketability of our common stock and the ability of any person or entity to engage in market-making activities with respect to our common stock.

     Rules 101 and 102 of Regulation M under the Securities Exchange Act, among other things, generally prohibit certain participants in a distribution from bidding for or purchasing for an account in which the participant has a beneficial interest, any of the securities that are the subject of the distribution. Rule 104 of Regulation M provides that no person, directly or indirectly, may stabilize, effect any syndicate covering transaction, or impose a penalty bid in connection with an offering of any security in contravention of the rule's provisions.

     Colebrook may not rely upon Rule 144 under the Securities Act for the sale of our common shares in the open market since it is an underwriter within the meaning of Section 2(a)(11) of the Securities Act and the safe-harbor provided by Rule 144 is not available to underwriters of our common stock.

     We will pay all expenses in connection with the registration and sale of the common stock by Colebrook. Colebrook will pay all commissions, transfer taxes and other expenses associated with their sales. The shares offered hereby are being registered pursuant to our contractual obligations, and we have agreed to pay the expenses of the preparation of this prospectus.

     We have agreed to indemnify and reimburse Colebrook against any losses, claims, damages or liabilities to which they may become subject under the Securities Act of 1933, the Securities Exchange Act of 1934, or any other federal or state law, insofar as such losses arise out of or are based upon (i) any untrue statement or alleged untrue statement of a material fact contained in a registration statement, or (ii) the omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading.


     We cannot issue additional shares to Colebrook upon exercise of warrants that, when added to the shares Colebrook owns, will result in Colebrook holding over 9.9% of our outstanding shares. The terms and conditions of the warrant, including exercising price, may be changed by agreement between our company and Colebrook. In that event, we would have to file a post-effective amendment to this registration statement; and the changes would not go into effect until the effectiveness of that amendment.


                      SHARES ELIGIBLE FOR FUTURE SALE

     On the date of the prospectus, 4,485,000 shares of common stock owned by our stockholders, will be freely tradable without restriction under the Securities Act. None of these shares are held by our "affiliates" as that term is defined in Rule 144 under the Securities Act. We have outstanding 18,985,000 shares of our common stock.

     Shares of our common stock held by affiliates will be eligible for sale in the public market, subject to certain volume limitations and the expiration of applicable holding periods under Rule 144 under the Securities Act. In general, under Rule 144, persons who have beneficially owned restricted shares for at least one year are entitled to sell within any three-month period the greater of the number of shares which does not exceed the greater or 1% of the number of shares of common stock then outstanding (which will equal approximately 189,850 shares) or the average weekly trading volume of the common stock during the four calendar weeks preceding the filing of a Form 144 with the SEC relating to sales of common stock. Sales under Rule 144 are also subject to manner of sale provisions and notice requirements and to the availability of current public information about us. Under Rule 144(k), a person who has not been one of our affiliates at any time during the three months preceding a sale, and who has beneficially owned the shares proposed to be sold for at least two years, is entitled to sell such shares without complying with the manner of sale, public information, volume limitation or notice provisions of Rule 144.

     We can offer no assurance that an active public market in our shares will develop. Future sales of substantial amounts of our shares (including shares issued upon exercise of outstanding options) in the public market could adversely affect market prices prevailing from time to time and could impair our ability to raise capital through the sale of our equity securities.

                    WHERE YOU CAN FIND MORE INFORMATION

     We have not previously been required to comply with the reporting requirements of the Securities Exchange Act. We have filed with the SEC a registration statement on Form SB-2 to register the securities offered by the prospectus. The prospectus is part of the registration statement, and, as permitted by the SEC's rules, does not contain all of the information in the registration statement. For further information about us and the securities offered under the prospectus, you may refer to the registration statement and to the exhibits and schedules filed as a part of the registration statement. You can review the registration statement and its exhibits at the public reference facility maintained by the SEC at Judiciary Plaza, Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference facility. The registration statement is also available electronically on the World Wide Web at http://www.sec.gov.

                             LEGAL PROCEEDINGS

     We are not a party to any lawsuit.


     We entered a contract with Paradigm Solutions, Inc. on December 31, 2001 under which Paradigm was to prepare and show a television infomercial of our vehicular cleaning sponge within 150 days. Paradigm also had exclusive marketing rights to our vehicular cleaning sponge during that period. We did not grant any extensions to Paradigm to perform. Paradigm did not perform under the agreement in that it failed, within 150 days from the date of the agreement, either to arrange for the sale of any of our products or to secure a commitment with a television shopping network or a DRTV, a producer of on-air television commercials.Subsequently, our president produced an infomercial and arranged for it to be shown on Home Shoppping Network and also arranged for the sale of our vehicular product to TurtleWax. Paradigm has claimed a commission based on these sales of $33,400 but as of the date of the prospectus, has not brought any action. Although we deny any liability to Paradigm, we have accrued $36,000 on our financial statements representing the full amount of Paradigm's claim and estimated costs as a liability on our financial statements.

                               LEGAL MATTERS

     Certain legal matters, including the legality of the issuance of the shares of common stock offered herein, are being passed upon for us by our counsel, Joel Pensley, Esq., 211 Schoolhouse Road, Norfolk, Connecticut 06058. Mr. Pensley is the owner of 775,000 shares of our common stock; he is also the beneficial owner of Renegade Consulting, Inc., the owner of 100,000 shares and Nexgen Holdings, the owner of 2,791,000 shares.

                                  EXPERTS

     Our financial statements for the fiscal years ended May 31, 2003 and 2002 have been included herein in reliance upon the report of Drakeford & Drakeford, Fredericksburg, Virginia, and Royston, Georgia, independent certified public accountants, and upon the authority of Drakeford & Drakeford, as experts in accounting and auditing. Drakeford & Drakeford are licensed auditors in the State of New York.

                        SPONGETECH DELIVERY SYSTEMS, INC.

                            FINANCIAL STATEMENTS AND
                          INDEPENDENT AUDITORS' REPORT

      SIX MONTHS ENDED NOVEMBER 30, 2003 (unaudited) AND 2002 (unaudited)
                      AND YEARS ENDED MAY 31, 2003 AND 2002



                                                                        PAGE
                                                                        ----


INDEPENDENT AUDITORS' REPORT                                             F-2

FINANCIAL STATEMENTS

    BALANCE SHEETS AS OF NOVEMBER 30, 2003 (unaudited)
        AND MAY 31, 2003                                                 F-3

    STATEMENTS OF OPERATIONS - SIX  MONTHS ENDED NOVEMBER 30, 2003
        (unaudited) AND 2002 (unaudited) AND YEARS ENDED
        MAY 31, 2003 AND 2002                                            F-4

    STATEMENTS OF CHANGES IN SHAREHOLDERS' EQUITY (DEFICIENCY) -
        SIX MONTHS ENDED NOVEMBER 30, 2003 (unaudited) and YEARS
        ENDED MAY 31, 2003 AND 2002                                      F-5

    STATEMENTS OF CASH FLOWS - SIX  MONTHS ENDED NOVEMBER 30, 2003
        (unaudited) AND 2002 (unaudited) AND YEARS ENDED
        MAY 31, 2003 AND 2002                                            F-6-7

    NOTES TO FINANCIAL STATEMENTS                                        F-8-18

                          INDEPENDENT AUDITORS' REPORT



                           DRAKEFORD & DRAKEFORD, LLC
                          CERTIFIED PUBLIC ACCOUNTANTS
                         A LIMITED LIABILITY CORPORATION
                           ACCOUNTANTS AND CONSULTANTS
                                 554 Duncan Road
                             Royston, Georgia 30622

                                                                License: GA 3424
                                                         Telephone: 540-361-7090

REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT

To the Audit Committee
Shareholders
Directors of Spongetech Delivery Systems, Inc.

     We have audited the accompanying balance sheet of Spongetech Delivery Systems, Inc. as of May 31, 2003, and the related statements of operations, changes in shareholders' equity (deficiency), and cash flows for the fiscal years ended May 31, 2003 and 2002. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Spongetech Delivery Systems, Inc. as of May 31, 2003, and the results of its operations and its cash flows for the fiscal years ended May 31, 2003 and 2002 in conformity with accounting principles generally accepted in the United States of America.

     The accompanying financial statements have been prepared assuming the Company will continue as a going concern. The Company has incurred net losses of approximately $273,857 and $102,477 for the fiscal years ended May 31, 2003 and 2002. At May 31, 2003, current liabilities exceed current assets by approximately $364,885, and total liabilities exceed total assets by approximately $353,039. These factors create substantial doubt about the Company's ability to continue as a going concern. The recovery of assets and continuation of future operations are dependent upon the Company's ability to obtain additional debt or equity financing and its ability to generate revenues sufficient to continue pursuing its business purposes (see notes 1 and 12).



/s/Drakeford & Drakeford, LLC
December 18, 2003
Royston, Georgia

                        SPONGETECH DELIVERY SYSTEMS, INC.

                                 BALANCE SHEETS
                                                   November 30,     May 31,
                                                      2003           2003
                                                   ------------    --------
                                                   (unaudited)
ASSETS
Current Assets
   Cash                                               $   345      $   1,105
   Accounts receivable trade                            1,395          1,395
   Receivable from factor                                 444         13,608
   Inventories                                            444          1,296
                                                     ---------      ---------
         Total current assets                           2,184         17,404

Property and equipment                                 32,831         37,116

Total assets                                        $  35,016      $  54,520
                                                    ==========     ==========

LIABILITIES AND SHAREHOLDERS' EQUITY (DEFICIENCY)

Current Liabilities
   Accounts payable and
     accrued expenses                               $ 220,890      $ 224,389
   Income taxes payable                                 1,600          1,600
   Due to related parties                             125,540        110,269
   Loans payable                                       26,500         26,500
   Loans payable to related parties                    50,000         25,000
                                                    ----------     ----------
Total liabilities                                     424,530        387,758
                                                    ----------     ----------
Shareholders' Equity (Deficiency)
   Common stock, $.001 par value;
    Authorized 50,000,000 shares;
    issued and outstanding 18,985,000
     and 18,985,000 shares as of
      November 30, 2003 and May 31,
      2003, respectively                               18,985         18,985
   Preferred stock $.001 par value;
      Authorized 5,000,000 shares;
      no shares issued and outstanding
   Additional paid-in capital                         255,098        255,098
   Deficit                                           (663,597)      (607,301)
                                                     ---------      ---------
Total shareholders' equity (deficiency)              (389,514)      (333,238)
                                                     ----------     ----------
Total liabilities and shareholders'
            equity (deficiency)                     $  35,016      $  54,520
                                                    ==========     ==========

       See Independent Auditors' Report and notes to financial statements.

                        SPONGETECH DELIVERY SYSTEMS, INC.
                            STATEMENTS OF OPERATIONS

                                    For the                     For the
                               Six Months Ended                year ended
                                 November 30,                    May 31,
                          ------------------------        --------------------
                              2003          2002          2003         2002
                          ----------   -----------     --------     --------
                          (unaudited)   (unaudited)

Sales                      $   2,123      $13,223      $342,019    $  89,973

Cost of goods sold             5,136        4,164       280,086      121,643
                           -----------    ---------    --------   -----------
Gross profit (loss)           (3,013)       9,059        61,933      (31,670)
                           -----------    ---------    --------   -----------

Operating expenses
  Selling                     25,052        1,781       55,261        15,982
  General and
   Administrative
   expenses                   23,198       94,707      245,088        51,711
  Non cash consideration
    Legal expenses                                       7,750
    Consulting                                           2,000
  Interest expense             5,013        2,646        5,760         2,714
                             ---------    --------     --------    ----------
Total operating expenses      53,263       99,134      315,859        70,407
                             ---------    --------     --------    ---------

Loss before provision
 for income taxes            (56,276)     (90,075)    (253,926)     (102,077)

Other income and expenses
  Interest expense                            400          400           400
                             --------    --------     ---------     ---------
Total income and
  expense                                     400          400           400

Net loss                    $(56,276)   $ (90,475)   $(254,326)   $ (102,477)
                            =========   ==========   ==========   ===========

Basic and diluted (loss)
   per common stock

Net loss per share -
   basic and diluted           $(.00)     $  (.01)      $ (.01)         (.01)
                            ==========    =========  ==========   ===========

Weighted average common
   shares outstanding     18,985,000   18,660,000   18,321,666    12,000,000
                          ==========   ==========   ==========    ==========


       See Independent Auditors' Report and notes to financial statements.

                        SPONGETECH DELIVERY SYSTEMS, INC.
                 STATEMENTS OF CHANGES IN SHAREHOLDERS' EQUITY
                                  (DEFICIENCY)

                                                                      Total
                                           Additional             Shareholders'
                      Number of  Capital    Paid-In                  Equity
                        Shares     Stock     Capital    Deficit   (Deficiency)
                       ---------   -------  ---------- -----------  -----------

Balance -
June 1,2000           12,000,000   $12,000    $  -     $ (52,200)   $ (40,200)

Net loss for year
  ended May 31, 2001
                             -         -         -      (198,318)    (198,318)
                     ----------   --------    -------  ---------   ----------

                      12,000,000    12,000       -      (250,518)    (238,518)

Contributions                -         -     105,100         -        105,100
                     -----------  --------   -------    ---------   ----------

Balance -
 May 31, 2001        12,000,000     12,000   105,100    (250,518)   (133,418)


Contributions               -          -      86,943         -        86,943

Net loss for year
 ended May 31, 2002         -          -         -      (102,477)   (102,477)
                     ----------    -------    -------   ---------   ---------

                     12,000,000     12,000   192,043    (352,995)   (148,952)

Issuance of
  common stock        6,010,000      6,010    (4,220)        -         1,790
Value of services
   contributed by
   officers                 -          -      58,500         -        58,500
Issuance of shares
As non cash
 Consideration          975,000        975     8,775         -         9,750
Net loss for the
 year ended
 May 31, 2003                                           (254,326)   (254,326)
                     ----------    -------    -------   ---------   ---------
Balance -
May 31, 2003         18,985,000   $ 18,985 $ 255,098   $(607,321)  $(333,238)

Unaudited
Net loss for
The six
months ended
 November 30, 2003                                       (56,276)    (56,276)
                   ----------  --------    ---------    ---------   ---------
Balances
November 30, 2003  18,985,000  $ 18,985    $ 255,098   $(663,597)  $(389,514)
                   ==========  ========    =========   ==========  ==========

       See Independent Auditors' Report and notes to financial statements.

                        SPONGETECH DELIVERY SYSTEMS, INC.
                            STATEMENTS OF CASH FLOWS

                                                     For the six
                                                     Months Ended               For the
                                                     November 30,            Year Ended May 31,
                                                    -------------            -----------------
                                                    2003        2002          2003        2002
                                                 (unaudited) (unaudited)

Operating Activities
 Net loss                                          $(56,276)   $(90,475)    $(254,326)   $(102,477)
 Adjustments to reconcile  net loss to net cash
  provided by (used in) operating activities
 Value of contributed officer compensation                                     39,000       58,500
 Bad debt                                                                      13,909
 Write off of related party receivable                            2,190
 Noncash compensation-legal and consulting fees                                              9,750
 Depreciation                                         4,284       6,932        10,567        8,308
 Interest expense added to loan principal                         1,250                      2,390
 Changes in operating assets and liabilities
   Accounts receivable                                1,295        (169)       (1,395)     (13,909)
    Inventories                                                   1,771        48,061      (47,164)
   Prepaid expense and other  current assets                                      118          259
   Accounts payable and accrued expenses             (4,099)     58,499        83,455       95,399
   Income taxes payable                                                           400        1,200
    Due to related parties                           15,271      15,138        30,949
                                                    --------    --------       -------     --------
Net cash provided by (used in)
 operating activities                               (39,525)     32,346       (29,262)     (43,285)
                                                    --------    --------       -------     --------
Investing Activities
 Acquisition of property and equipment                          (14,350)       (7,700)     (33,540)
                                                    --------    --------       -------     --------

Net cash used in investing activities                 -         (14,350)       (7,700)     (33,540)
                                                    --------    --------       -------     --------

Financing Activities
Proceeds from factor, net                            13,165                   (13,608)
Proceeds of note payable -  related party            25,600                    51,500
Proceeds from loan payable - other
Proceeds from additional paid-in capital                                                    76,943
   Deferred offering costs                          (15,000)
                                                    --------    --------       -------     --------
Net cash provided by
financing activities                                 38,765     (15,000)       37,892       76,943

Net increase (decrease) in cash                        (760)      2,996           930           11
Cash - beginning                                      1,105         175           175           57
                                                    --------    --------       -------     --------
 Cash - end                                         $   345       3,171        $1,105       $  175
                                                    ========    ========       =======     ========
Supplemental Information
   Interest paid                                        500                   $  110         $  110
   Income taxes paid                                 $   -         $   -      $    -         $    -
Noncash Transactions
Assets abandoned
Parent company debt contributed
 to additional paid-in capital                                              $ 10,000
Issuance of common stock                              5,390

       See Independent Auditors' Report and notes to financial statements.

                        SPONGETECH DELIVERY SYSTEMS, INC.
                         NOTES TO FINANCIAL STATEMENTS



1 - Summary of Significant Accounting Policies

    Company History

     Spongetech Delivery Systems, Inc. (the "Company") was formed on June 18, 1999, as Romantic Scents, Inc. On June 12, 2001, the Company changed its name to RSI Enterprises, Inc., and, on October 2, 2002, changed its name to Spongetech International Ltd. On July 15, 2002, the Company was acquired by Spongetech Delivery Systems, Inc. (formerly Nexgen Acquisitions VIII, Inc.). The transaction was accounted for as a reverse acquisition using the purchase method of accounting, whereby RM Enterprises, Inc., the shareholder of the Company, retained approximately 63% of the Company's outstanding common stock. On December 16, 2002, the Company changed its domicile to Delaware by merging with and into Spongetech Sub, Inc. Spongetech Sub's parent, Spongetech Delivery Systems, Inc., then merged with and into Spongetech Sub so that Spongetech Sub became the surviving corporation, and changed its name to Spongetech Delivery Systems, Inc.

      Nature of Operations

     The Company distributes a line of hydrophilic polyurethane sponge cleaning and polishing products.

     Basis of Presentation/Going Concern

     The financial statements have been prepared for purposes of registration with the Securities and Exchange Commission ("SEC"), and have been prepared in conformity with accounting principles generally accepted in the United States of America, which contemplates continuation of the Company as a going concern. However, the Company has sustained substantial operating losses in recent fiscal years, current liabilities exceed current assets, and total liabilities exceed total assets. These factors raise substantial doubt about the Company's ability to continue as a going concern. The recovery of assets and continuation of future operations are dependent upon its ability to obtain additional debt or equity financing and its ability to generate revenues sufficient to continue pursuing its business purposes. The Company is actively pursuing financing to fund future operations.

     Interim Financial Information (Unaudited)

     The interim financial statements of the Company as of November 30, 2003 and for the six months ended November 30, 2003 and 2002, included herein, have been prepared by the Company, without audit, pursuant to the rules and regulations of the SEC. The unaudited interim financial statements include all adjustments, consisting of normal recurring adjustments, considered necessary for a fair presentation of the results for the interim periods presented. Certain information and footnote disclosures normally included in the financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted pursuant to such rules and regulations relating to interim financial statements. In the opinion of management, the accompanying unaudited statements reflect all adjustments necessary to present fairly the results of operations and cash flows for the six months ended November 30, 2003 and 2002.

                        SPONGETECH DELIVERY SYSTEMS, INC.
                         NOTES TO FINANCIAL STATEMENTS

1    - Summary of Significant Accounting Policies (Continued)

     Accounts Receivable

     Accounts receivable have been adjusted for all known uncollectible accounts.

     Inventories

     Finished products inventories are carried at cost, principally first-in, first-out, but not in excess of market.

     Property and Equipment

     Property and equipment are carried at cost. Depreciation has been provided using straight-line and accelerated methods over the estimated useful lives of the assets. Repairs and maintenance are expensed as incurred, and renewals and betterments are capitalized.

     Deferred Income Taxes

     The Company recognizes deferred income tax assets and liabilities for the expected future income tax consequences of temporary differences between the carrying amounts and the income tax bases of assets and liabilities and the effect of future income tax planning strategies to reduce any deferred income tax liability.

     Use of Estimates

     The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results could differ from those estimates.

     Offering Costs

     Offering costs incurred by the Company in connection with the proposed registration statement are expensed as incurred.

     Advertising Costs

     Advertising costs are expensed as incurred. For the fiscal years ended May 31, 2003 and 2002, advertising costs totaled $10,719 and $3,700, respectively.

     For the six months ended November 30, 2003 and 2002, advertising costs totaled $17,500 and $280, respectively.

                        SPONGETECH DELIVERY SYSTEMS, INC.
                         NOTES TO FINANCIAL STATEMENTS

1 -  Summary of Significant Accounting Policies (Continued)

     Shipping and Handling Costs

     Shipping and handling costs are included in selling expenses. For the fiscal years ended May 31, 2003 and 2002, shipping and handling costs totaled $21,333 and $2,726, respectively. For the six months ended November 30, 2003 and 2002, shipping and handling costs totaled $ -0- and $197, respectively.

     Net Income (Loss) Per Share

     Per share data has been computed and presented pursuant to the provisions of SFAS No. 128, earnings per share. Net income (loss) per common share - basic is calculated by dividing net income (loss) by the weighted average number of common shares outstanding during the period. Net income (loss) per common share
- diluted is calculated by dividing net income (loss) by the weighted average number of common shares and common equivalent shares for stock options outstanding during the period.

     Recent Accounting Pronouncements

     New accounting statements issued, and adopted by the Company, include the following:

     In July 2001, the Financial Accounting Standards Board ("FASB") issued Statement No. 141, "Business Combinations" ("SFAS 141"), which requires all business combinations initiated after June 30, 2001 to be accounted for using the purchase method of accounting. As a result, use of the pooling-of-interests method is prohibited for business combinations initiated thereafter. SFAS 141 also establishes criteria for the separate recognition of intangible assets acquired in a business combination. The adoption of SFAS 141 did not have a material impact on the Company's results of operations, financial position or cash flows

     In July 2001, the FASB issued Statement No. 142, "Goodwill and Other Intangible Assets" ("SFAS 142"), which requires that goodwill and certain other intangible assets having indefinite lives no longer be amortized to earnings, but instead be subject to periodic testing for impairment. Intangible assets determined to have definitive lives will continue to be amortized over their useful lives. This Statement is effective for the Company's 2003 fiscal year. However, goodwill and intangible assets acquired after June 30, 2001 are subject immediately to the non-amortization and amortization provisions of this Statement. The adoption of SFAS 142 did not have an impact on the Company's results of operations, financial position or cash flows.

                        SPONGETECH DELIVERY SYSTEMS, INC.
                         NOTES TO FINANCIAL STATEMENTS

1 -  Summary of Significant Accounting Policies (Continued)

     Recent Accounting Pronouncements (Continued)

     In August 2001, the FASB issued Statement No. 143, "Accounting for Asset Retirement Obligations" ("SFAS 143"), which provides the accounting requirements for retirement of kobligations associated with tangible long-lived assets. This Statement requires entities to record the fair value of a liability for an asset retirement obligation in the period in which it is incurred. This Statement is effective for the Company's 2003 fiscal year, and early adoption is permitted. The adoption of SFAS 143 did not have a material impact on the Company's results of operations, financial position or cash flows.

     In October 2001, the FASB issued Statement No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets" ("SFAS 144"), which excludes from the definition of long-lived assets goodwill and other intangibles that are not amortized in accordance with SFAS 142. SFAS 144 requires that long-lived assets to be disposed of by sale be measured at the lower of carrying amount or fair value less cost to sell, whether reported in continuing operations or in discontinued operations. SFAS 144 also expands the reporting of discontinued operations to include components of an entity that have been or will be disposed of rather than limiting such discontinuance to a segment of a business. This Statement is effective for the Company's 2003 fiscal year, and early adoption is permitted. The adoption of SFAS 144 did not have a material impact on the Company's results of operations, financial position or cash flows.

     In April 2002, the FASB issued SFAS No. 145, Rescission of FASB Statements No. 4, 44 and 64, Amendment of FASB Statement No. 13, and Technical Corrections. Among other provisions, this Statement eliminates the requirement that gains and losses from extinguishment of debt be classified as extraordinary items. The Company will adopt SFAS 145 in fiscal 2003, and has determined it will not impact the Company's financial position, results of operations or cash flows.

     In July 2002, the FASB issued SFAS No. 146, Accounting for Costs Associated with Exit or Disposal Activities. This Statement requires that a liability for a cost associated with an exit or disposal activity be recognized when the liability is incurred, rather than when a company commits to an exit plan as was previously required. SFAS 146 is effective for exit or disposal activities that are initiated after December 31, 2002. The Company will adopt SFAS 146 in fiscal 2003, and has determined it will not impact the Company's financial position, results of operations or cash flows.

                        SPONGETECH DELIVERY SYSTEMS, INC.
                         NOTES TO FINANCIAL STATEMENTS

1 -  Summary of Significant Accounting Policies (Continued)

     Recent Accounting Pronouncements (Continued)

     In December 2002, the FASB issued SFAS No. 148, "Accounting for Stock-Based Compensation-Transition and Disclosure." This statement amends SFAS No. 123, "Accounting for Stock-Based Compensation," to provide alternative methods of transition for a voluntary change to the fair-value-based method of accounting for stock-based employee compensation. In addition, this statement amends the disclosure requirements of SFAS 123 to require prominent disclosures in both annual and interim financial statements about the method of accounting for stock-based employee compensation and the effect of the method used on reported results. The Company accounts for stock-based employee compensation arrangements in accordance with the provisions of Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees," and complies with the disclosure provisions of SFAS 123 and SFAS 148.

     In November 2002, FASB Interpretation No. 45, "Guarantor's Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees and Indebtedness of Others," was issued. This interpretation requires the initial recognition and initial measurement, on a prospective basis only, to guarantees issued or modified after December 31, 2002. Additionally, certain disclosures requirements are effective for financial statements ending after December 15, 2002. There were no disclosures required of the Company in the fiscal 2002 and 2003 financial statements.

     In January 2003, FASB Interpretation No. 46, "Consolidation of Variable Interest Entities," ("VIE's") was issued. This interpretation clarifies situations in which entities shall be subject to consolidation. This interpretation is effective for all VIE's created after January 31, 2003. The Company does not believe that the adoption of this interpretation will have any impact on its financial statements.

2 -  Property and Equipment

     Property and equipment is summarized as follows:

                               Estimated
                             Useful Lives   November 30,    May 31,
                                 Years         2003          2003
                             ------------   ------------  ---------
                                            (unaudited)

     Furniture and fixtures     5 - 7        $    761      $    761
     Machinery and equipment    5 - 7          17,828        17,828
     Molds                      5              38,312        38,312
                                             --------      --------
                                               56,901        56,901

     Less:  Accumulated depreciation           24,070        19,785
                                              --------      --------
                                             $ 32,831      $ 37,116
                                             ========      ========

     Depreciation expense for the fiscal years ended May 31, 2003 and 2002 was $10,567 and $8,308, respectively. Depreciation expense for the six months ended November 30, 2003 and 2002 was $4,284 and $6,932, respectively.

                        SPONGETECH DELIVERY SYSTEMS, INC.
                         NOTES TO FINANCIAL STATEMENTS

3 -  Stock Purchase Agreement / Public Offering

     On July 15, 2002, Spongetech Delivery Systems (formerly Nexgen Acquisitions
VIII) entered into an agreement with RM Enterprises International, to acquire the Company, its wholly-owned subsidiary for 12,000,000 shares of its $.001 par value common stock. The transaction was structured as a tax free exchange and was accounted for as a reverse acquisition, using the purchase method of accounting.

     The Company is registering with the Securities and Exchange Commission on Form SB-2 4,485,000 shares of its common stock, $.001 par value each, for resale by existing shareholders and 3,000,000 shares underlying three classes of warrants. The Company has agreed to pay all registration costs of the offering and will receive no proceeds from the resale of its common stock (see note 12).

     The following are the proforma financial statements as of the fiscal year ended May 31, 2002 and 2003:

                                              May 31, 2002
                            RSI         Nexgen
                         Enterprises,  Acquisitions    Proforma       Proforma
                             Inc.        VIII, Inc.   Adjustments     Combined
                        ------------  ------------   -----------    -----------
 ASSETS

 Current Assets
  Cash                     $  175      $       -       $      -     $       175
  Inventories              49,357              -              -          49,357
  Due from affiliate           -            2,190             -           2,190
  Due from related
    parties                   118              -              -             118
                        -----------     ----------      ---------     ----------
 Total current assets      49,650           2,190             -          51,840

 Property, plant, and
  equipment, net           39,983              -              -          39,983
                        -----------     ----------      ---------     ----------
Total assets             $ 89,633        $  2,190         $   -        $ 91,823
                        ===========     ==========      =========     ==========

                        SPONGETECH DELIVERY SYSTEMS, INC.
                         NOTES TO FINANCIAL STATEMENTS


3 -  Stock Purchase Agreement / Public Offering (continued)


     LIABILITIES AND SHAREHOLDERS' EQUITY
     (DEFICIENCY)

     Current Liabilities
Accounts payable and
  accrued expenses      $ 158,865    $         -       $       -      $ 158,865
Income taxes payable
                              400            400               -            800
                        -----------     ----------      ---------     ----------

Total current
 liabilities              159,265            400               -        159,665

Loans and note
  payable to related
 parties                   79,320              -               -         79,320
                        -----------     ----------      ---------     ----------
Total liabilities         238,585            400               -        238,985
                        -----------     ----------      ---------     ----------

Shareholders' Equity
 (Deficiency)
 Common stock, stated at
 par value                12,000          6,010               -         18,010
Additional paid-in
capital                  192,043         54,090         (58,310)       187,823
Deficit                 (352,995)       (58,310)         58,310       (352,995)
                        -----------     ----------      ---------     ----------
Total shareholders'
 equity (deficiency)    (148,952)         1,790               -       (147,162)
                        -----------     ----------      ---------     ----------
Total liabilities and
shar holders' equity
 (deficiency)          $  89,633     $    2,190       $       -   $     91,823
                        -----------     ----------      ---------     ----------

                        SPONGETECH DELIVERY SYSTEMS, INC.
                         NOTES TO FINANCIAL STATEMENTS


3 -  Stock Purchase Agreement / Public Offering (Continued)

                                   Year Ended May 31, 2003

                          RSI          Nexgen
                      Enterprises,  Acquisitions    Proforma       Proforma
                         Inc.        VIII, Inc.   Adjustments     Combined
                      ------------  ------------   -----------    ----------


 Sales                $   89,973     $      -        $    -      $   89,973

 Cost of goods sold      121,643            -             -         121,643
                     -----------       --------        -------     --------

 Gross profit
   (loss)                (31,670)           -             -         (31,670)
                      -----------     --------        -------     ----------
Operating expenses
Selling                   15,982            -             -          15,982
General and
administrative            51,711       57,910             -         109,621
 Interest                  2,714            -             -           2,714
                      -----------    --------        -------     -----------
                          70,407       57,910             -         128,317
                      -----------    --------        -------     -----------

Loss before
 provision for
 income taxes           (102,077)     (57,910)            -        (159,987)

Income taxes                 400          400             -             800
                      -----------    --------        -------     -----------

Net loss              $ (102,477)   $ (58,310)       $    -      $ (160,787)
                      ===========   ==========       =======     ===========

4 -  Due to/from Factor

     During December 2002, the Company entered into factoring and financing agreements whereby substantially all accounts receivable were sold to the factor on a pre-approved non-recourse basis (except as to customer claims). Factoring commissions were generally charged at the rate of 1.25% of factored sales, (minimum $15,000 per annum), and the factor advanced up to 80% of the aggregate purchase price of the receivables after deducting factoring charges. Such advances bore interest at 2% above a designated bank's prime rate. The factor also charged the Company for purchase guarantees, wire charges, letters of credit, express mail, legal fees, and monthly services charges that the Company needed to facilitate the purchase of product from Dicon. Amounts advanced by the factor were collateralized by all present and future accounts receivable, inventories, and general intangibles of the Company. A director of the Company personally guaranteed performance under the agreement. As of November 30, 2003, all advances by the factor had been repaid and there is no outstaning balance due to or from the factor.

                        SPONGETECH DELIVERY SYSTEMS, INC.
                         NOTES TO FINANCIAL STATEMENTS

4 - Due to/from Factor (continued)


                                               November 30,    May 31,
                                                  2003          2003
                                               -----------     -------

     Total Advances from factor               $  399,136   $  385,529
     Total Accounts receivable factored          399,136      399,137
                                                ---------      -------
     Due to  factor                             $  -0-     $   13,608
                                               ==========   ==========
5 -  Accounts Payable and Accrued Expenses

     Accounts payable and accrued expenses consist of the following:

                                        November 31,         May 31,
                                            2003              2003
                                       ------------        ----------
                                        (unaudited)

 Purchases                                $ 48,453          $  49,692
 Packaging material, molds and supplies     26,751             26,751
 American Express - charge card             20,184             20,184
 Professional fees                          69,005             78,005
 Freight charges                             2,544              2,300
 Interest                                   12,799              8,042
 Commission payable                         36,000             36,000
 Other                                       5,154              3,415
                                          ---------          ---------
Total                                    $ 220,890         $  224,389
                                         =========         ==========

     Purchases of $67,984 are over 90 days old, Dicon removed certain items from inventory; and we wrote off the value of the inventory as of May 31, 2003. In December, 2004, the Company received a credit memo from Dicon for, $24,382, the full amount of the balance of its outstanding accounts payable. The Company restated the balance of accounts payable due Dicon at May 31, 2003 and November 30, 2003.

6 -  Note Payable - Related Party

     During the year ended May 31, 2001, a former employee of the Company loaned $25,000 to the Company. The note bears interest at 10% per annum and principal and interest are payable upon demand. However, the loan is classified as a short-term obligation because it is expected to be repaid within one year. Related interest expense for the fiscal years ended May 31, 2003 and 2002 was $2,500 and $2,500, respectively, and for the six months ended November 30, 2003 and 2002 was $1,250 and $1,250, respectively. At November 30, 2003 and May 31, 2002, accrued and unpaid interest of $6,797 and $5,547, respectively, has been added to the loan principal.

7 -  Related Party Transactions

     The Company shares its facility with other related businesses. Expenses incurred in the operations of the facility, including rent, telephone, and other office expenses, were allocated to the various businesses. The allocations were based on usage and the estimated monthly amount of this allocation is approximately $2,500 per month. Management believes these allocations are reasonable. At November 30, 2003 and May 31, 2003, the Company has a non-interest bearing liability, aggregating $51,930, payable to one of these related parties. At May 31, 2003, the related party agreed to extend the maturity date to July, 2004.

                        SPONGETECH DELIVERY SYSTEMS, INC.
                         NOTES TO FINANCIAL STATEMENTS


7 -  Related Party Transactions (continued)

     During the six months ended November 30, 2003 a related party advanced funds to the Company to cover operating expenses, of which approximately $12,126 is payable to the related party. This loan is non interest bearing and is payable upon demand.

     At November 30, 2003 and May 31, 2003, the Company has a non-interest bearing liability to its major stockholder of $61,484 and $44,314 respectively payable on demand.

     In January 2003, the Company paid $24,500 for marketing and promotional services rendered by an affiliated company.

     During the year ended May 31, 2003, a related party advanced funds to cover operating expenses aggregating $1,500. This loan is non interest bearing and is payable upon demand.

8 -  Loan Payable - Other

     On January 13, 2003, a nonaffiliated company advanced to the Company a working capital line of credit in the amount of $25,000. As of November 30, 2003, advances aggregating an additional $25,000 were made to the Company for a total amount due of $50,000. The line bears interest at 7% per annum and was originally due on May 15, 2003. This line has been extended to July, 2004. For the six months ended November 30, 2003 and for the year ended May 31, 2003, interest accrued and expensed was $656 and $1,532 respectively.

9 -  Capital Stock/Additional Paid-in Capital

The Company is authorized to issue 50,000,000 shares of common stock, $.001 par value per share. Each outstanding share of common stock is entitled to one vote, either in person or by proxy, on all matters that may be voted upon by their holders at meetings of the stockholders. Holders of common stock

(i) have equal ratable rights to dividends from funds legally available therefore, if declared by the Company's board of directors;

(ii) are entitled to share ratably in all of our assets available for distribution to holders of common stock upon the Company's liquidation, dissolution or winding up;

(iii) do not have preemptive, subscription or conversion rights, or redemption or sinking fund provisions; and

(iv) are entitled to one noncumulative vote per share on all matters on which stockholders may vote at all meetings of stockholders.

     The Company is authorized to issue of up to 5,000,000 shares of preferred stock,$.001 par value per share, in one or more series, to establish from time to time the number of shares to be included in each such series, to fix the rights, preferences and privileges of the shares of each wholly unissued series and any qualifications, limitations or restrictions thereon, and to increase or decrease the number of shares of any such series (but not below the number of shares of such series then outstanding) without any further vote or action by the stockholders.

                        SPONGETECH DELIVERY SYSTEMS, INC.
                         NOTES TO FINANCIAL STATEMENTS

9 -  Capital Stock/Additional Paid-in Capital (continued)

     During the fiscal years ended May 31, 2002 and 2001, the Company's major stockholder and former parent contributed $86,943 and $105,100, respectively, as additional paid-in capital.

10 - Deferred Income Taxes

     At November 30, 2003 and May 31, 2003, the Company has approximately $663,597 and $607,321, respectively, of net operating loss carryforwards available, which expire in various fiscal years through May 31, 2022. The significant component of the Company's deferred tax asset as of November 30, 2003 and May 31, 2003 is as follows:

                                            November 30,      May 31,
                                                2003           2003
                                            ------------   -----------
                                            (unaudited)

     Non-Current
        Net operating loss carryforwards    $ 258,803     $ 236,855

       Valuation allowance for
       deferred tax asset                    (258,803)     (236,855)
                                            ---------     ---------

                                            $     -       $     -
                                            =========     =========

     SFAS No. 109 requires a valuation allowance to be recorded when it is more likely than not that some or all of the deferred tax asset will not be realized. At November 30, 2003 and May 31, 2003, a valuation allowance for the full amount of the net deferred tax asset was recorded.

11 - Commitments and Contingencies

     Supply and License Agreements

     In July 2001, the Company entered into a supply and requirement agreement with Dicon Technologies ("Dicon"), a manufacturing company that has technological know-how and patented and proprietary information relating to hydrophilic foam materials (sponges) and their applications. The agreement, which expires after six years provides for two renewal periods, requires the Company to purchase all of their requirement from Dicon, and Dicon grants exclusive worldwide rights to distribute the products. Minimum annual purchase requirements are set forth in the agreement. The Company has satisfied the minimum purchase requirements.

     The Company and Dicon have also entered into an exclusive license agreement for certain molded hydrophilic foam products which the Company helped develop, with super absorbent polymer and detergent soaps and waxes used for the cleaning and polishing of land, sea and transportation vehicles. The term of the agreement is for the full life of any design patent, which may be issued on the molded sponge design.

                        SPONGETECH DELIVERY SYSTEMS, INC.
                         NOTES TO FINANCIAL STATEMENTS


11 - Commitments and Contingencies (continued)

     Employment Contracts

     The Company is currently negotiating with two executives to establish employment contracts. No terms of these negotiations have been disclosed.

     Concentration

     For the year ended May 31, 2003, sales to one customer aggregated approximately 87% of total sales.

     For the six months ended November 30, 2003, the Company's sales were derived from various individual internet customers.

     Contingent Liability

     The Company entered into an agreement on December 31, 2001 with Paradigm Solutions, Inc. under which Paradigm was to prepare and show a television infomercial of the Company's vehicular cleaning sponge products within 150 days of the contract date. Paradigm also had exclusive marketing rights to the Company's vehicular cleaning sponge during that period. In the opinion of the Company's management, Paradigm did not perform under the agreement. Subsequently, the Company produced an informercial and arranged for it to be shown on Home Shopping Network and also arranged for the sale of our vehicular product to TurtleWax. Paradigm has claimed commissions of $33,400 from these sales. However, as of the date of the prospectus, it has not brought any action against the Company. Management denies that the Company has any liability to Paradigm. Nonetheless, the Company has accrued $36,000 on the financial statements as a contingent liability representing the full amount of Paradigm's claim and estimated costs.

12 - Recapitilization and Funding

     As part of a plan of recapitilization and funding, the Company undertook a series of steps as follows:

     On December 26, 2002, the Company entered into a securities purchase Agreement with the Colebrook, Inc. The agreement entitled the Company to issue up to $2 million of its common stock from time to time, in blocks of between $25,000 to $50,000 each, at a price per share calculated by a formula based on the Company's stock price. This agreement was rescinded in June 2003.

     On June 11, 2003, the Company sold warrants for an aggregate of $1,000 to Colebrook, Inc. Each warrant entitles the owner to purchase one share of common stock on the exercise of the warrant. The Company received $1,000, and issued one million Class A warrants exercisable for three months at $.50 per share, one million Class B warrants exercisable for six months at $0.75 per share, and one million Class C warrants exercisable for nine months at $1.00 per share.

                        SPONGETECH DELIVERY SYSTEMS, INC.
                         NOTES TO FINANCIAL STATEMENTS

     The Company applied the $1,000 proceeds from the sale of the warrants to office expenses. The Company intends to use the proceeds from warrant exercise as follows:

                                           Exercise of
                             "A" Warrant        "B" Warrant       "C" Warrant
                             -----------       ------------       ------------

Product development (2)        $100,000          $300,000          $400,000
Marketing (3)                   100,000           300,000           400,000
Payment of acounts
  payable and indebedness       100,000           150,000             -0-
Working Capital                 200,000             -0-             200,000
                               ---------        ----------       -----------

        Total:                 $500,000          $750,000        $1,000,000



13.  Subsequent Events

     The note in the principal amount of $51,930 and other payable in the amount of $73,600 to RM Enterprises International, have been extended to December 31, 2004. The note to Michael Sorrentino, in the principal amnount of $25,000, has been extended verbally to December 31, 2004.

     In December, 2003, we borrowed $15,000 from a nonaffiliated party. The loan bears 10% interest per annum and is due and payable December 10, 2004.

WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION DIFFERENT FROM THAT CONTAINED IN THIS PROSPECTUS. THE SELLING STOCKHOLDERS LISTED IN THIS PROSPECTUS ARE OFFERING TO SELL, SHARES OF COMMON STOCK ONLY IN JURISDICTIONS WHERE OFFERS AND SALES ARE PERMITTED.

Until --------, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.


                        SPONGETECH DELIVERY SYSTEMS, INC.


                        4,485,000 SHARES OF COMMON STOCK
                     UP TO 2,400,000 SHARES OF COMMON STOCK

                             -----------------------

                                   PROSPECTUS

                              ____________________



                               -------- ----, 2004

                                   PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     The Delaware General Corporation Law provides for the indemnification of the officers, directors and corporate employees and agents of Spongetech Delivery Systems, Inc. (the "Registrant") under certain circumstances as follows:

INDEMNIFICATION OF OFFICERS, DIRECTORS, EMPLOYEES AND AGENTS; INSURANCE.

(a) A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

(b) A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstance of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such court shall deem proper.

(c) To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of this section, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorney's fees) actually and reasonably incurred by him in connection therewith.

(d) Any indemnification under subsections (a) and (b) of this section (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in subsections (a) and (b) of this section. Such determination shall be made (1) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (2) if such a quorum is not obtainable, or, even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or
     (3) by the stockholders.

(e) Expenses incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the corporation as authorized in this section. Such expenses including attorneys' fees incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the board of directors deems appropriate.

(f) The indemnification and advancement expenses provided by, or granted pursuant to, the other subsections of this section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement expenses may be entitled under any by-law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office.

(g) A corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under this section.

(h) For purposes of this Section, references to "the corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers and employees or agents so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this section with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation as he would have with respect to such constituent corporation if its separate existence had continued.

(i) For purposes of this section, references to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to "serving at the request of the corporation" shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee, or agent with respect to an employee benefit plan, its participants, or beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the corporation" as referred to in this section.

(j) The indemnification and advancement of expenses provided by, or granted pursuant to, this section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors, and administrators of such person.

     Articles Eighth and Ninth of the Registrant's certificate of incorporation provide as follows:

                                    EIGHTH

     The personal liability of the directors of the Corporation is hereby eliminated to the fullest extent permitted by the provisions of paragraph (7) of subsection (b) of Section 102 of the Delaware General Corporation Law, as the same may be amended and supplemented.

                                    NINTH

     The Corporation shall, to the fullest extent permitted by the provisions of
Section 145 of the Delaware General Corporation Law, as the same may be amended and supplemented, indemnify any and all persons whom it shall have power to indemnify under said section from and against any and all of the expenses, liabilities or other matters referred to in or covered by said section, and the indemnification provided for herein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any by-law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action In another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person. The foregoing right of indemnification shall in no way be exclusive of any other rights of indemnification to which such person may be entitled under any by-law, agreement, vote of stockholders or disinterested directors, or otherwise.

    Article XII of the Registrant's by-laws provides as follows:

ARTICLE XII--INDEMNIFICATION OF DIRECTORS AND OFFICERS

1. Indemnification. The corporation shall indemnify any person who was or is a party or is threatened to be made a party to any proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director, trustee, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, trustee, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe such person's conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, by itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interest of the corporation, and with respect to any criminal action or proceeding, had reasonable cause to believe that such person's conduct was lawful.

2. Derivative Action. The corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in the corporation's favor by reason of the fact that such person is or was a director, trustee, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, trustee, officer, employee or agent of any other corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation; provided, however, that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for gross negligence or willful misconduct in the performance of such person's duty to the corporation unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as such court shall deem proper. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, by itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interest of the corporation.

3. Successful Defense. To the extent that a director, trustee, officer, employee or agent of the corporation has been successful, on the merits or otherwise, in whole or in part, in defense of any action, suit or proceeding referred to in paragraphs 1 and 2 above, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection therewith.

4. Authorization. Any indemnification under paragraph 1 and 2 above (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, trustee, officer, employee or agent is proper in the circumstances because such person has met the applicable standard of conduct set forth in paragraph 1 and 2 above. Such determination shall be made (a) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, (b) by independent legal counsel (selected by one or more of the directors, whether or not a quorum and whether or not disinterested) in a written opinion, or (c) by the stockholders. Anyone making such a determination under this paragraph 4 may determine that a person has met the standards therein set forth as to some claims, issues or matters but not as to others, and may reasonably prorate amounts to be paid as indemnification.

5. Advances. Expenses incurred in defending civil or criminal actions, suits or proceedings shall be paid by the corporation, at any time or from time to time in advance of the final disposition of such action, suit or proceeding as authorized in the manner provided in paragraph 4 above upon receipt of an undertaking by or on behalf of the director, trustee, officer, employee or agent to repay such amount unless it shall ultimately be determined by the corporation that the payment of expenses is authorized in this Section.

6. Nonexclusivity. The indemnification provided in this Section shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any law, by-law, agreement, vote of stockholders or disinterested director or otherwise, both as to action in such person's official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, trustee, officer, employee or agent and shall insure to the benefit of the heirs, executors, and administrators of such a person.

7. Insurance. The Corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director, trustee, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, trustee, officer, employee or agent of any corporation, partnership, joint venture, trust or other enterprise, against any liability assessed against such person in any such capacity or arising out of such person's status as such, whether or not the corporation would have the power to indemnify such person against such liability.

8. "Corporation" Defined. For purpose of this action, references to the "corporation" shall include, in addition to the corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had the power and authority to indemnify its directors, trustees, officers, employees or agents, so that any person who is or was a director, trustee, officer, employee or agent of such of constituent corporation will be considered as if such person was a director, trustee, officer, employee or agent of the corporation.

ITEM 25. EXPENSES OF ISSUANCE AND DISTRIBUTION.


     The other expenses paid or payable by the Registrant in connection with the issuance and distribution of the securities being registered are estimated as follows:

Securities and Exchange Commission Registration Fee.............    $   300
Legal Fees......................................................      7,750*
Accounting Fees.................................................    104,005
Printing and Engraving..........................................      1,000
Blue Sky Qualification Fees and Expenses........................      1,000
Transfer Agent Fee..............................................      1,000
Miscellaneous...................................................      1,000
                                                                   --------
      Total....................................................    $116,055
                                                                   --------
---------------------
* Counsel was issued 775,000 shares of common stock for legal services in connection with the registration statement and related legal matters.

e

ITEM 26. RECENT SALES OF UNREGISTERED SECURITIES.


     We were incorporated in New York State as Romantic Scents, Inc. on July 18, 1999. We changed our name to RSI Enterprises, Inc. on June 12, 2001.


     Nexgen Acquisitions VIII, Inc. was formed on February 5, 2002. On April 24, 2002, it issued 5,791,000 shares of its common stock to Nexgen Holdings, Inc., in consideration of consulting, expense reimbursement and provision of office space valued at $.01 per share. In June, 2002, it issued 775,000 shares to Joel Pensley, Esq. for legal services, 100,000 shares to Sunburst Partners, Inc. for consulting services and 100,000 shares to Renegade Consulting, Inc., beneficially owned by Joel Pensley, securities counsel, for consulting services. These shares were valued at $.01 per share.

     These securities were sold under the exemption from registration provided by Section 4(2) of the Securities Act. Neither the Registrant nor any person acting on its behalf offered or sold the securities by means of any form of general solicitation or general advertising. All purchasers represented in writing that they were sophisticated investors and that they acquired the securities for their own accounts. A legend was placed on the stock certificates stating that the securities had not been registered under the Securities Act and could not be sold or otherwise transferred without an effective registration or an exemption therefrom.

     In June, 2002, Nexgen Acquisitions accepted subscriptions from 30 people at $.01 per share for an aggregate of 219,000 shares.

     These securities were sold under the exemption from registration provided by Rule 504 under Section 3(b) of the Securities Act. Neither the Registrant nor any person acting on its behalf offered or sold the securities by means of any form of general solicitation or general advertising. All investors were informed that Nexgen Acquisitions VIII intended to enter into a business combination with RSI Enterprises. All purchasers represented in writing that they were sophisticated investors and that they acquired the securities for their own accounts. A legend was placed on the stock certificates stating that the securities had not been registered under the Securities Act and could not be sold or otherwise transferred without an effective registration or an exemption therefrom.

     On July 15, 2002, we entered into a stock purchase agreement with Nexgen Acquisitions VIII under which we became a wholly-owned subsidiary; and our sole stockholder, RM Enterprises International, received 12,000,000 shares of Nexgen Acquisitions VIII, Inc. and became its majority stockholder.

   On October 9, 2002, the name of Nexgen Acquisitions VIII was changed to Spongetech Delivery Systems, Inc.

     On December 16, 2002, we changed our domicile to Delaware by merging into our wholly-owned subsidiary, Spongetech Sub, Inc. On December 16, 2002, Spongetech Delivery Systems, Inc. merged with and into us (under the name Spongetech Sub) so that we became the surviving company. Immediately subsequent to the merger, we changed our name to Spongetech Delivery Systems, Inc.


     On June 11, 2003, we sold 3,000,000 warrants, equally divided into three classes, to Colebrook, Inc. for an aggregate of $1,000 under Section 4.2 to the Securities Act of 1933. The warrants were sold in units of 1,000 Class "A, 1,000 Class "B" and 1,000 Claas "C" Warrants at $1.00 per unit.

     These securities were sold under the exemption from registration provided by Section 4(2) of the Securities Act. Neither the Registrant nor any person acting on its behalf offered or sold the securities by means of any form of general solicitation or general advertising. The purchaser represented in writing that it was an accredited investor and that it acquired the securities for its own account.

     On March 1, 2004, Guy Cohen the owner of all the capital stock of Nexgen Holdings transferred his shares to Joel Pensley in a private transaction. Also, on March 1, 2004, Gerry Rehrer, owner of all the capital stock of Colebrook, transferred his shares to Robert Rubin, an accredited investor.

ITEM 27  EXHIBITS

EXHIBIT
NUMBER      DESCRIPTION
-------     -----------

  3.1      Certificate of Incorporation of Nexgen VIII, Inc.(1)

  3.2 Certificate of Amendment of Nexgen VIII, Inc. changing name to Spongetech Delivery Systems, Inc.(1)

  3.3      By-Laws of Spongetech Delivery Systems, Inc.(1)

  3.4      Certificate of Incorporation of Romantic Scents, Inc. (2)

  3.5 Certificate of Amendment changing name of Romantic Scents, Inc. to RSI Enterprises, Inc. (2)

  3.7 Certificate of Amendment changing name of RSI Enterprises, Inc. to Spongetech Enterprises Internatioal, Inc. (2)

  3.6      Certificate of Incorporation of Merger Sub, Inc. (2)

  3.7 Merger Certificate between Spongetech Delivery Systems and Merger Sub, Inc. (2)

  3.8 Merger Certificate between Spongetech Enterprises International, Inc. and Merger Sub, Inc. (2)

  3.9 Certificate of Amendment changing name of Merger Sub, Inc. to Spongetech Delivery Systems, Inc. (2)

  4.1      Specimen Certificate of Common Stock(1)

  4.2      Warrant Certificate (3)

  4.3 Warrant Agreement with Colebrook, Inc. and Olde Monmouth Stock Transfer Co., Inc. (3)

  4.4      Oral Understanding with Dicon (5)

  5.1      Opinion of Counsel(1)

  5.2      Revised Opinion of Counsel (2)

  5.3      Revised Opinion of Counsel (3)

  5.4      Revised Opinion of Counsel (4)

 10.1 Stock Purchase Agreement by and among Nexgen Acquisitions VIII, Inc., RM Enterprises International, Inc. and RSI Enterprises, Inc.(1)

 10.2 Stock Purchase Agreement by and between Spongetech Delivery Systems, Inc. and Colebrook, Inc. (2)

 10.3      License Agreement dated July 1, 2001 with Dicon Technologies (2)

 10.4 Supply and Requirements Agreement dated July 1, 2001 with Dicon Technologies (2)

 10.5 Manufacturer's Representative Agreement dated July 1, 2001 with Dicon Technologies (2)

 10.6      Extension of debt letter by Romantic Moments, Inc. dated August 15,
           2002 (4)

 10.7 Terms of oral understanding with Dicon Technologies to expand license (5)

 10.8      Factoring Agreement with Westgate (4)

 10.9      Agreement with Paradigm (6)

 23.1      Accountant's Consent (6)

 23.2      Counsel's Consent to Use Opinion (4)

------------------

(1) Previously filed as an exhibit to registration statement on Form SB-2 filed November 1, 2002

(2) Previously filed as an exhibit to first amendment to registration statement on Form SB-2 filed January 13, 2003

(3) Previously filed as an exhibit to second amendment to registration statement on Form SB-2 filed April 11, 2003

(4) Previously filed as an exhibit to third amendment to registration statement on Form SB-2 filed July 8, 2003

(5) Previously filed as an exhibit to fourth amendment to registration statement on Form SB-2 filed January 12, 2004

(6)   Filed with this amendment

ITEM 28. UNDERTAKINGS.

     The Registrant undertakes:

     (1) To file, during any period in which offers or sales are being made, post-effective amendment to this registration statement (the "Registration Statement"):

          (i) To include any prospectus required by Section 10 (a) (3) of the Securities Act of 1933 (the "Securities Act");

          (ii) To reflect in the prospectus any facts or events arising after the Effective Date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

          (iii)To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in this registration statement, including (but not limited to) the addition of an underwriter.


     To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

     To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

     (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be treated as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to any provisions contained in its Certificate of Incorporation, or by-laws, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

     In accordance with the requirements of the Securities Act of 1933, the registrant certified that it has reasonable grounds to believe that it meets all of the requirements of the filing on Form SB-2 and authorized the registration statement to be signed on its behalf by the undersigned, in New York, New York.




                                  SPONGETECH DELIVERY SYSTEMS, INC.


            March 16, 2004      By: /s/ Michael Metter
                                  ----------------------------
                                      Michael Metter
                                       President,
                                       Chief Executive Officer


            March 16, 2004      By: /s/ Thomas Monahan
                                  ---------------------------
                                      Thomas Monahan
                                       Chief Financial Officer
                                       Chief Accounting Officer


     In accordance with the requirements of the Securities Act of 1933, the registration statement was signed by the following persons in the capacities and on the dates stated.


       SIGNATURE                     TITLE                           DATED
-------------------------  ---------------------------       ------------------

/s/Michael Metter
---------------------
 Michael Metter             President                         March 16, 2004
                            Chief Executive Officer
                            and a Director

/s/Steven Moskowitz
---------------------
 Steven Moskowitz           Secretary and a Director          March 16, 2004


/s/Frank Lazauskas
---------------------
 Frank Lazauskas            A Director                        March 16, 2004